EXHIBIT 10.1

THE DAVEY TREE EXPERT COMPANY

$50,000,000 3.99% Senior Notes, Series A, due September 21, 2028

and

Private Shelf Facility

______________

NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

______________

Dated as of September 21, 2018

THE DAVEY TREE EXPERT COMPANY
1500 North Mantua Street
Kent, Ohio 44240

Dated as of September 21, 2018

PGIM, Inc. (“Prudential”)

Each of the Purchasers named in
the Purchaser Schedule attached
hereto as purchasers of Series A Notes
(the “Initial Purchasers”)

Each other Prudential Affiliate (as hereinafter
defined) which becomes bound by certain
provisions of this Agreement as hereinafter
provided (each such Prudential Affiliate
together with the Initial Purchasers, a
“Purchaser” and collectively, the “Purchasers”)

c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
Chicago, Illinois 60601

Ladies and Gentlemen:

THE DAVEY TREE EXPERT COMPANY, an Ohio corporation (the “Issuer”), agrees with Prudential and each of the Purchasers as follows:

SECTION 1.	AUTHORIZATION OF NOTES.
Section 1.1. Authorization of Issue of Series A Notes. The Issuer will authorize the issue and sale of $50,000,000 aggregate principal amount of its 3.99% Senior Notes, Series A, due September 21, 2028 (the “Series A Notes”). The Series A Notes shall be substantially in the form set out in Schedule 1.1.
Section 1.2. Authorization of Issue of Shelf Notes. The Issuer will from time to time authorize the issue and sale of its additional senior promissory notes (the “Shelf Notes”) in the aggregate principal amount of up to the Available Facility Amount at such time, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 12 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 10 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to Section 2.2(e), and to be substantially in the form of Schedule 1.2 attached hereto. The terms “Shelf Note” and “Shelf Notes” as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms “Note” and “Notes” as used herein shall include each Series A Note and each Shelf Note. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.
Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.

SECTION 2.	SALE AND PURCHASE OF NOTES
Section 2.1.    Purchase and Sale of Series A Notes. Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Initial Purchaser and each Initial Purchaser will purchase from the Issuer, on the Series A Closing Day provided for in Section 3.1, Series A Notes in the principal amount specified opposite such Initial Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Initial Purchasers’ obligations hereunder are several and not joint obligations and no Initial Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Initial Purchaser hereunder.
Section 2.2.    Purchase and Sale of Shelf Notes. Purchase and Sale of Shelf Notes.
(a)    Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”. At any time, $100,000,000 minus the aggregate outstanding principal amount of Notes, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.
(b)    Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if the date of such anniversary is not a Business Day, the Business Day next preceding such anniversary), (ii) the 30th day after Prudential shall have given to the Issuer, or the Issuer shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such 30th day is not a Business Day, the Business Day next preceding such 30th day), (iii) the termination of the Facility under Section 12.1 of this Agreement, and (iv) the acceleration of any Note under Section 12.1 of this Agreement. The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.
(c)    Request for Purchase. The Issuer may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to Prudential by confirmed email transmission or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $10,000,000 (or, if less, the remaining Available Facility Amount at the time such Request for Purchase is made) and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities (which shall be no more than 12 years from the date of issuance), principal prepayment dates (if any) and amounts and interest payment periods (quarterly or semi-annually in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Schedule 2.2(c) attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.
(d)    Rate Quotes. Not later than five Business Days after the Issuer shall have given Prudential a Request for Purchase pursuant to Section 2.2(c), Prudential may, but shall be under no obligation to, provide to the Issuer by telephone or confirmed email transmission, in each case between 9:30 a.m. and 1:30 p.m. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which a Prudential Affiliate or Affiliates would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.
(e)    Acceptance. Within the Acceptance Window with respect to any interest rate quotes provided pursuant to Section 2.2(d), the Issuer may, subject to Section 2.2(f), elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Issuer notifying Prudential by telephone or confirmed email transmission within the Acceptance Window that the Issuer elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates. The day the Issuer notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to Section 2.2(f) and the other terms and conditions hereof, the Issuer agrees to sell to a Prudential Affiliate or Affiliates, and Prudential agrees to cause the purchase by a Prudential Affiliate or Affiliates of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Issuer and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Schedule 2.2(e) attached hereto (herein called a “Confirmation of Acceptance”). If the Issuer should fail to execute and return to Prudential within three Business Days following the Issuer’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential or any Prudential Affiliate may at its election at any time prior to Prudential’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Issuer in writing.
(f)    Market Disruption. Notwithstanding the provisions of Section 2.2(e), if Prudential shall have provided interest rate quotes pursuant to Section 2.2(d) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with Section 2.2(e) the domestic market for U.S. Treasury securities, derivatives or other financial instruments shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities, derivatives or other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Issuer thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Issuer that the provisions of this Section 2.2(f) are applicable with respect to such Acceptance.
(g)    Fees.

(i)    Issuance Fee. The Issuer will pay to each Purchaser in immediately available funds a fee (herein called the “Issuance Fee”) on each Closing Day (other than the Series A Closing Day and any other Closing Day on or prior to March 21, 2019) in an amount equal to 0.10% of the aggregate principal amount of Shelf Notes sold to such Purchaser on such Closing Day.
(ii)    Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason (other than solely as a result of the failure of the Purchaser thereof to fund the purchase price of such Accepted Note on such original Closing Day when all conditions precedent to such Purchaser’s obligation to purchase and pay for such Accepted Note in Section 4 hereof have been satisfied on or before such original Closing Day) beyond the original Closing Day for such Accepted Note, the Issuer will pay to each Purchaser which shall have agreed to purchase such Accepted Note on the Cancellation Date or the actual closing date of such purchase and sale, a fee (herein called the “Delayed Delivery Fee”) calculated as follows:
(BEY - MMY) X DTS/360 X PA
where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days for such Accepted Note (a new alternative commercial paper investment of the highest quality being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 3.2(ii).
(iii)    Cancellation Fee. If the Issuer at any time notifies Prudential in writing that the Issuer is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Issuer in writing under the circumstances set forth in the last sentence of Section 2.2(e) or the penultimate sentence of Section 3.2(ii) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Issuer will pay to each Purchaser which shall have agreed to purchase such Accepted Note on the Cancellation Date in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:
PI X PA
where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the

Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning ascribed to it in Section 2.2(g)(ii). The foregoing bid and ask prices shall be as reported by TradeWeb LLC (or, if such data for any reason ceases to be available through TradeWeb LLC, any publicly available source of similar market data reasonably selected by Prudential). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

SECTION 3.	CLOSING
Section 3.1.    Series A Closing Day. The sale and purchase of the Series A Notes to be purchased by each Initial Purchaser shall occur at the offices of Schiff Hardin LLP, at 233 South Wacker Drive, Suite 7100, Chicago, IL 60606 at a closing on September 21, 2018 (the “Series A Closing Day”). On the Series A Closing Day the Issuer will deliver to each Initial Purchaser the Series A Notes to be purchased by such Initial Purchaser in the form of a single Series A Note (or such greater number of Series A Notes in denominations of at least $100,000 as such Initial Purchaser may request) dated the Series A Closing Day and registered in such Initial Purchaser’s name (or in the name of its nominee), against delivery by such Initial Purchaser to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Issuer to the account or accounts as shall be specified in a letter on the Issuer’s letterhead, in substantially the form of Schedule 3.1 attached hereto, from the Issuer to the Initial Purchasers delivered at least three Business Days prior to the Series A Closing Day. If on the Series A Closing Day the Issuer shall fail to tender such Notes to any Initial Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Initial Purchaser’s satisfaction, such Initial Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Initial Purchaser may have by reason of such failure by the Issuer to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Initial Purchaser’s satisfaction.
Section 3.2.    Facility Closings.
(i)    Facility Closings. Not later than 11:30 a.m. (New York City local time) on the Closing Day for any Accepted Notes, the Issuer will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, 180 North Stetson Street, Suite 5600, Chicago, Illinois 60601, Attention: Law Department, or at such other place as Prudential may have directed, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day for such Accepted Notes and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Issuer’s account specified in the Request for Purchase of such Notes.
(ii)    Rescheduled Facility Closings. If the Issuer fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted

Notes as provided above in this Section 3.2, or any of the conditions specified in Section 4 shall not have been fulfilled by the time required on such scheduled Closing Day, the Issuer shall, prior to 1:00 p.m., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than ten Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Issuer reasonably believes that it will be able to comply with the conditions set forth in Section 4 on such Rescheduled Closing Day and that the Issuer will pay the Delayed Delivery Fee in accordance with Section 2.2(g)(ii) or (ii) such closing is to be canceled. In the event that the Issuer shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 p.m., New York City local time, on such scheduled Closing Day, notify the Issuer in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Issuer may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

SECTION 4.	CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at any Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:
Section 4.1.    Representations and Warranties.
(a)    The representations and warranties of the Issuer in this Agreement shall be correct when made and at the time of such Closing.
(b)    The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty shall be correct when made and at the time of such Closing.
Section 4.2.    Performance; No Default.
(a)    The Issuer shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.
(b)    Each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in the Subsidiary Guaranty required to be performed and complied with by it prior to or at such Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3.    Compliance Certificates.
(a)    Officer’s Certificate. The Issuer and each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.
(b)    Secretary’s Certificates. The Issuer and each Subsidiary Guarantor shall have delivered or caused to be delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement, in the case of the Issuer, and the Subsidiary Guaranty, in the case of the Subsidiary Guarantors, (ii) the Issuer’s and such Subsidiary Guarantor’s organizational documents as then in effect and (iii) a good standing certificate issued by the Secretary of State (or similar Governmental Official) of the Issuer’s and such Subsidiary Guarantor’s jurisdiction of incorporation or formation.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of such Closing (a) from Thompson Hine LLP, counsel for the Issuer and the Subsidiary Guarantors, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Issuer hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions and covering such matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Notes. Contemporaneously with such Closing the Issuer shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in the Purchaser Schedule, with respect to the Series A Notes, or the applicable Confirmation of Acceptance, with respect to any Shelf Notes.
Section 4.7.    Payment of Fees. The Issuer shall have paid directly to Prudential or the Purchasers, as requested, any fees due to Prudential or the Purchasers pursuant to or in connection with this Agreement, including any Issuance Fee due pursuant to Section 2.2(g)(i) and any Delayed Delivery Fee due pursuant to Section 2.2(g)(ii).

Section 4.8.    Payment of Special Counsel Fees. Without limiting Section 15.1, the Issuer shall have paid on or before the applicable Closing Day the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to such Closing Day.
Section 4.9.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes to be issued on such Closing Day.
Section 4.10.    Changes in Corporate Structure. Neither the Issuer nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger, consolidation or division or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5.
Section 4.11.    Funding Instructions. At least three Business Days prior to the date of the Series A Closing Day, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Issuer confirming the information specified in Section 3.1, including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.
Section 4.12.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 4.13.    Subsidiary Guaranty. Each Person which on the date of such Closing is required to be a Subsidiary Guarantor hereunder, shall have entered into a Subsidiary Guaranty (or to the extent such Person has previously delivered a Subsidiary Guaranty, a Confirmation of Guaranty in the form of Schedule 4.13(b) attached hereto (herein called a “Confirmation of Guaranty”)).
Section 4.14.    Amendment to Credit Agreement. With respect to the Series A Closing Day and each other Closing Day to the extent that the aggregate principal amount of all Notes that will be outstanding after such Closing Day will be in excess of $75,000,000 (or such lesser amount permitted under the Credit Agreement), the Issuer shall have entered into an amendment to the Credit Agreement to the extent necessary to permit this Agreement, the transactions contemplated hereby and the issuance of Notes at such Closing and otherwise in form and substance acceptable to such Purchaser.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER.
The Issuer represents and warrants to Prudential and each Purchaser that:

Section 5.1.    Organization; Power and Authority. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
Section 5.2.    Authorization, Etc. This Agreement and the Notes have been duly au-thorized by all necessary corporate action on the part of the Issuer, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. The Transaction Documents, the financial statements, the documents, certificates or other writings identified in Schedule 5.3 (or as such Schedule 5.3 may be updated by the Issuer pursuant to a Request for Purchase delivered pursuant to Section 2.2(c)) delivered by or on behalf of the Issuer to Prudential and the Purchasers in connection with the transactions contemplated hereby prior to the Series A Closing Day in the case of the Series A Notes or prior to the applicable Acceptance Day with respect to any Shelf Notes (the Transaction Documents, such financial statements and such documents, certificates or other writings delivered to Prudential and each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There has been no change in the financial condition, operations, business or properties of the Issuer or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect since the end of the most recent fiscal year for which audited financial statements had been furnished to Prudential at the time of the execution of this Agreement by Prudential and the Initial Purchasers (in the case of the making of this representation at the time of the execution of this Agreement and the issuance of the Series A Notes), or, in the case of the making of this representation with respect to the issuance of a Series of Shelf Notes, since the end of the most recent fiscal year for which audited financial statements described in Section 7.1(b) had been provided to Prudential prior to the time Prudential provided the interest rate quote to the Issuer pursuant to Section 2.2(d) with respect to such Series of Shelf Notes. There is no fact known to the Issuer that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Issuer’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Issuer and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, (ii) the Issuer’s Affiliates, other than Subsidiaries, and (iii) the Issuer’s directors and senior officers, in each case as of the date of this Agreement.
(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary owned by the Issuer and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Issuer or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.
(c)    Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
(d)    No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Issuer or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.5.    Financial Statements; Material Liabilities. The Issuer has delivered to Prudential and each Purchaser copies of the following financial statements, identified by a Financial Officer: (a) a consolidated balance sheet of the Issuer and its Subsidiaries as of the last day of the fiscal year in each of the three fiscal years of the Issuer most recently completed prior to the date as of which this representation is made or repeated to Prudential or such Purchaser (other than fiscal years completed within 100 days prior to such date for which audited financial statements have not been released) and consolidated statements of income and cash flows and a consolidated statement of shareholders’ or members’ equity, or partnership interests, as the case may be, of the Issuer and its Subsidiaries for each such year, all reported on by an independent certified public accounting firm of nationally recognized standing and (b) a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 50 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income and cash flows and a consolidated statement of shareholders’ or members’ equity, or partnership interests, as the case may be, for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Issuer. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Issuer and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Issuer and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Issuer of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Issuer or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Issuer or any Subsidiary is bound or by which the Issuer or any Subsidiary or any of their respective properties may be bound or affected, (ii) violate or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Issuer or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Issuer or any Subsidiary.
Section 5.7.    Governmental Authorizations, Etc. Other than a filing of a Form 8-K with the SEC disclosing the Issuer’s entry into this Agreement and the transactions contemplated hereby, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Issuer of this Agreement or the Notes.
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Issuer, threatened against or affecting the Issuer or any Subsidiary or any property of the Issuer or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Issuer nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes. The Issuer and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Issuer or a Subsidiary, as the case may be, has established adequate reserves in accordance with

GAAP. The Issuer knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Issuer and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods not closed by applicable statutes are adequate. The U.S. federal income tax liabilities of the Issuer and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2016.
Section 5.10.    Title to Property; Leases. The Issuer and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Issuer or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business or as otherwise permitted under this Agreement), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material, as of the applicable Closing Day, are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc. (a) The Issuer and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are necessary for the conduct of their respective businesses, without known material conflict with the rights of others.
(b)    To the best knowledge of the Issuer, no product or service of the Issuer or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
(c)    To the best knowledge of the Issuer, there is no Material violation by any Person of any right of the Issuer or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Issuer or any of its Subsidiaries.
Section 5.12.    Compliance with Employee Benefit Plans. (a) No ERISA Event is expected to occur with respect to an ERISA Plan that could reasonably be expected to have a Material Adverse Effect. Full payment has been made of all amounts which an ERISA Affiliate is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each ERISA Affiliate with respect to each ERISA Plan has been funded based upon reasonable and proper actuarial assumptions and in accordance with applicable law, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan that could reasonably be expected to have a Material Adverse Effect.
(b)    With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a): (i) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a), (ii) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the “remedial amendment period” available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (iii) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any employee stock ownership plan under the ERISA Plan qualifies under Code Section 4975(e)(7), unless the ERISA Plan was first adopted at a time for which the above-described “remedial amendment period” has not yet expired, (iv) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described “remedial amendment period”, and (v) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972.
(c)    With respect to all Pension Plans, the aggregate “accumulated benefit obligation” of ERISA Affiliates with respect to such Pension Plans (as determined in accordance with Statement of Accounting Standards No. 87, “Employers’ Accounting for Pensions”) does not exceed the aggregate fair market value of all Pension Plan assets by more than 15% of Consolidated Net Worth.
(d)    If all ERISA Affiliates withdrew from all Multiemployer Plans in a “complete withdrawal” (within the meaning of ERISA Section 4203) such withdrawal would not reasonably be expected to result in a Material Adverse Effect.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Issuer to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
Section 5.13.    Private Offering by the Issuer. Neither the Issuer nor anyone acting on its behalf has offered the Notes, the Subsidiary Guaranty or any similar Securities for sale to, or solicited any offer to buy the Notes, the Subsidiary Guaranty or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes and the Subsidiary Guaranty at a private sale for investment. Neither the Issuer nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the delivery of the Subsidiary Guaranty to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The Issuer will apply the proceeds of the sale of the Series A Notes to refinance existing Indebtedness and for other general corporate purposes. The Issuer will apply the proceeds of the sale of the Shelf Notes as set forth in the applicable Request for Purchase. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221),

or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Issuer and its Subsidiaries and the Issuer does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.
Section 5.15.    Existing Indebtedness; Future Liens. (a) Solely with respect to the representations made on the Series A Closing Day, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Issuer and its Subsidiaries the outstanding principal amount of which exceeds $1,000,000 as of August 25, 2018 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Indebtedness of the Issuer or its Subsidiaries. Solely with respect to the representations made on the Series A Closing Day, the outstanding principal amount of Indebtedness of the Issuer and its Subsidiaries not set forth on Schedule 5.15 hereto does not exceed $15,000,000 in the aggregate. Neither the Issuer nor any Subsidiary has outstanding any Indebtedness except as permitted hereunder. Neither the Issuer nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Issuer or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Issuer or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Except as disclosed in Schedule 5.15 and Liens not in violation of this Agreement, neither the Issuer nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.
(c)    Neither the Issuer nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Issuer or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Issuer of the type to be evidenced by the Notes or the Subsidiary Guaranty, except as disclosed in Schedule 5.15 and evidencing Indebtedness not in violation of this Agreement.
Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Issuer nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of economic or financial sanctions or trade embargos that have been imposed by the United Nations or the European Union.

(b)    Neither the Issuer nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Issuer’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(c)    No part of the proceeds from the sale of the Notes hereunder:
(i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Issuer or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;
(ii)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)    The Issuer has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Issuer and each Controlled Entity is and will continue to be in compliance in all material respects with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
Section 5.17.    Status under Certain Statutes. Neither the Issuer nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.
Section 5.18.    Environmental Matters. Each Company is in material compliance with any and all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No material litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of any material amount of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section 5.18, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority, private Person or otherwise.
Section 5.19.    Solvency. On the date of each Closing, after giving effect to the consummation of the transactions contemplated hereby and the payment of all fees, costs and expenses payable by the Issuer with respect to the transactions contemplated hereby, the Issuer and each of its Subsidiaries will be Solvent.
Section 5.20.    Pari Passu Ranking. The obligations of the Issuer and the Subsidiary Guarantors under the Transaction Documents will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all of their other outstanding senior unsecured Indebtedness. Each Person which is a borrower, guarantor or other obligor, as the case may be, under any Material Indebtedness Agreement is an obligor or guarantor under the Transaction Documents.
Section 5.21.    Rule 144A. The Notes are not of the same class as securities of the Issuer, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.
Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.
Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Issuer that would cause the QPAM and the Issuer to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuer in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or

(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
Section 6.3.    Power and Authority. Each Purchaser severally represents that it has the corporate or other power and authority to execute and deliver this Agreement and to perform the provisions hereof.
Section 6.4.    Authorization, Etc. Each Purchaser severally represents that this Agreement has been duly authorized by all necessary legal action on the part of such Purchaser, and this Agreement constitutes a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 6.5.    Governmental Authorizations, Etc.. Each Purchaser severally represents that (a) no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Purchaser of this Agreement and (b) the execution, delivery and performance by such Purchaser of this Agreement will not violate any law, rule, regulation, order or agreement binding on such Purchaser, except in the case of any manner described in the preceding clause (a) or (b), as would not reasonably be expected to have a material adverse effect on such Purchaser.

SECTION 7.	INFORMATION AS TO ISSUER
Section 7.1.    Financial and Business Information. The Issuer shall deliver to Prudential, each Purchaser, and each holder of a Note that is an Institutional Investor:
(a)    Quarterly Statements - within 50 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Issuer’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) with the SEC regardless of whether the Issuer is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Indebtedness Agreement or the date on which such corresponding financial statements are delivered under any Material Indebtedness Agreement if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Issuer (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(i)    an unaudited consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such quarter, and
(ii)    unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Issuer and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;
(b)    Annual Statements - within 100 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Issuer’s Annual Report on Form 10‑K (the “Form 10‑K”) with the SEC regardless of whether the Issuer is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Indebtedness Agreement or the date on which such corresponding financial statements are delivered under any Material Indebtedness Agreement if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Issuer, duplicate copies of:
(i)    a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such year, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Issuer and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;
(c)    SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice, proxy statement or similar document sent by the Issuer or any Subsidiary (x) to its creditors under any Material Indebtedness Agreement (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by Prudential, such Purchaser or such holder), and each final prospectus and all amendments thereto filed by the Issuer or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Issuer or any Subsidiary to the public concerning developments that are Material;
(d)    Notice of Default or Event of Default - promptly after (i) the occurrence of any Default or Event of Default, (ii) any Person giving any notice or taking any action with respect to a claimed default hereunder or (iii) any Person giving any notice or taking any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Issuer has taken, is taking or proposes to take with respect thereto;
(e)    Projections - within 120 days after the end of each fiscal year of the Issuer, annual pro-forma projections (including a balance sheet, income statement and statement of cash flows) of the Issuer and its Subsidiaries for the then current fiscal year, to be in form acceptable to the Required Holders;
(f)    Employee Benefits Matters - promptly, and in any event within 30 days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Issuer or an ERISA Affiliate proposes to take with respect thereto:
(i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;
(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Issuer or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;
(iii)    any event, transaction or condition that could result in the incurrence of any liability by the Issuer or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Issuer or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or
(iv)    receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;
(g)    Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Issuer or any Subsidiary from any Governmental

Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(h)    Resignation or Replacement of Auditors - within 10 days following the date on which the Issuer’s auditors resign or the Issuer elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may reasonably request; and
(i)    Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Issuer or any of its Subsidiaries (including actual copies of the Issuer’s Form 10‑Q and Form 10‑K) or relating to the ability of the Issuer to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by Prudential, any such Purchaser or any such holder of a Note.
Section 7.2.    Compliance Certificate. Each set of financial statements delivered to Prudential, a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Financial Officer:
(a)    Covenant Compliance - setting forth the information from such financial statements that is required in order to establish whether the Issuer was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Issuer or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and
(b)    Event of Default - certifying that such Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Issuer and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Issuer or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Issuer shall have taken or proposes to take with respect thereto.
Section 7.3.    Visitation. The Issuer shall permit the representatives of Prudential, each Purchaser and each holder of a Note that is an Institutional Investor:

(a)    No Default - if no Default or Event of Default then exists, at the expense of Prudential or such Purchaser or holder and upon reasonable prior notice to the Issuer, to visit the principal executive office of the Issuer, to discuss the affairs, finances and accounts of the Issuer and its Subsidiaries with the Issuer’s officers, and (with the consent of the Issuer, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Issuer, which consent will not be unreasonably withheld) to visit the other offices and properties of the Issuer and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing, but no more than twice in any calendar year for any such visit described in this subsection (a) per holder; and
(b)    Default - if a Default or Event of Default then exists, at the expense of the Issuer to visit and inspect any of the offices or properties of the Issuer or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Issuer authorizes said accountants to discuss the affairs, finances and accounts of the Issuer and its Subsidiaries), all at such times and as often as may be requested.
Section 7.4.    Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Issuer pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Issuer satisfies any of the following requirements with respect thereto:
(a)    such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to Prudential, each Purchaser and each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule, with respect to the Initial Purchasers, or the applicable Confirmation of Acceptance, with respect to any Purchaser of a Shelf Note, or as communicated from time to time in a separate writing delivered to the Issuer;
(b)    the Issuer shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://davey.com as of the date of this Agreement;
(c)    such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Issuer on IntraLinks or on any other similar website to which Prudential, each Purchaser and each holder of Notes has free access; or
(d)    the Issuer shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which Prudential, each Purchaser and each holder of Notes has free access;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Issuer shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Issuer will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES.
Section 8.1.    Required Prepayments; Maturity.
(a)    Series A Notes. On September 21, 2024 and on each September 21 thereafter to and including September 21, 2027 the Issuer will prepay $10,000,000 principal amount (or such lesser principal amount as shall then be outstanding of the Series A Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of a Series A Note pursuant to Section 8.2, the principal amount of each required prepayment under this Section 8.1(a) shall be reduced as specified in Section 8.2 and upon any partial purchase of such Series A Note pursuant to Section 8.5, the principal amount of each required prepayment, if any, of such Series A Note becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of such Series A Note is reduced as a result of such prepayment or purchase.
(b)    Shelf Notes. Each Series of Shelf Notes shall be subject to required prepayments, if any, as set forth in the Shelf Notes of such Series, provided that upon any partial prepayment of a Shelf Note pursuant to Section 8.2, the principal amount of each required prepayment under this Section 8.1(b) shall be reduced as specified in Section 8.2.
(c)    Maturity Date. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.
Section 8.2.    Optional Prepayments with Make-Whole Amount. The Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in a minimum of amount of $1,000,000 for any one occurrence and in integral multiples of $1,000,000, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Issuer will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Issuer and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes a certificate of a Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Any partial prepayment of the Notes pursuant to this Section 8.2 shall be applied in satisfaction of the required payments of principal thereof (including the required payments of principal thereof due upon the maturity thereof) in the inverse order of their scheduled due dates.
Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.1 or Section 8.2, the principal amount of the Notes to be prepaid shall be allocated, in the case of Section 8.1, among all of the Notes of the applicable Series at such time outstanding and, in the case of Section 8.2, all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
Section 8.4.    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5.    Purchase of Notes. The Issuer will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of all, but not less than all, of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Issuer or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 10% of the principal amount of the Notes then outstanding accept such offer, the Issuer shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer. The Issuer will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.6.    Make-Whole Amount.
The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole

Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.7.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9.	AFFIRMATIVE COVENANTS
During the Issuance Period and so long thereafter as any of the Notes are outstanding, the Issuer covenants that:
Section 9.1.    Compliance with Laws. Without limiting Section 10.4, the Issuer will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.2.    Insurance. The Issuer will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
Section 9.3.    Maintenance of Properties. The Issuer will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Issuer or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Issuer has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4.    Payment of Taxes and Claims. The Issuer will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Issuer or any Subsidiary, provided that neither the Issuer nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Issuer or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Issuer or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Issuer or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.5.    Corporate Existence, Etc. Subject to Section 10.6, the Issuer will at all times preserve and keep its corporate existence in full force and effect. Subject to Section 10.6, the Issuer will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Issuer or a Wholly-Owned Subsidiary) and all rights and franchises of the Issuer and its Subsidiaries unless, in the good faith judgment of the Issuer, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
Section 9.6.    Books and Records. The Issuer will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Issuer or such Subsidiary, as the case may be. The Issuer will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect in all material respects all transactions and dispositions of assets. The Issuer and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Issuer will, and will cause each of its Subsidiaries to, continue to maintain such system.
Section 9.7.    Subsidiary Guarantors. The Issuer will cause each Subsidiary that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-

borrower or otherwise, for or in respect of any Indebtedness under any Material Indebtedness Agreement to concurrently therewith:
(a)    execute a counterpart to the Subsidiary Guaranty in form and substance satisfactory to the Required Holders pursuant to which such Subsidiary will guarantee, on a joint and several basis with all other such Subsidiaries, (x) the prompt payment in full when due of all amounts payable by the Issuer pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Issuer thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Issuer of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it; and
(b)    deliver the following to each holder of a Note:
(i)    an executed counterpart of the Subsidiary Guaranty;
(ii)    a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, 5.7 and 5.17 of this Agreement (but with respect to such Subsidiary and the Subsidiary Guaranty rather than the Issuer);
(iii)    all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of the Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and
(iv)    an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.
Section 9.8.    Environmental Compliance. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. The Issuer shall furnish to Prudential, the Purchasers and each holder, promptly after receipt thereof, a copy of any notice any Company may receive from any Governmental Authority, private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of any material amount of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. With respect to any violation by any Company of any Environmental Law existing on the date of this Agreement or, so long as the Issuer shall have provided notice to Prudential, each Purchaser and each holder, any violation by any Company of any Environmental Law that arises after the date of this Agreement, such Company shall comply in all material respects with any consent order or other remediation plan. As used in this Section 9.8, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority, private Person or otherwise. The Issuer shall defend, indemnify and hold Prudential, each Purchaser and each holder harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including reasonable attorneys’ fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

SECTION 10.	NEGATIVE COVENANTS
During the Issuance Period and so long thereafter as any of the Notes are outstanding, the Issuer covenants that:
Section 10.1.    Financial Covenants.
(a)    The Issuer shall not suffer or permit at any time the Leverage Ratio to exceed 3.00 to 1.00; provided that the Issuer may permit the Leverage Ratio during each of the two immediately subsequent fiscal quarters ending after the consummation of any Material Acquisition (each such period, a “Leverage Ratio Increase Period”) to be greater than 3.00 to 1.00 but less than or equal to 3.25 to 1.00 if:
(i)    the Issuer has consummated a Material Acquisition during the fiscal quarter immediately prior to the beginning of the Leverage Ratio Increase Period and such increase in the Leverage Ratio is a direct result of such Material Acquisition; and
(ii)    the Issuer is in compliance with Section 10.7 hereof.
(b)    The Issuer shall not permit at any time the Interest Coverage Ratio to be less than 3.00 to 1.00.
(c)    Notwithstanding anything contained in this Section 10.1 to the contrary, in the event any Material Indebtedness Agreement of the Issuer contains a Leverage Ratio, Interest Coverage Ratio or other financial covenant more restrictive than contained in this Section 10.1 (a “More Restrictive Covenant”), this Agreement shall be deemed to have been amended to include such More Restrictive Covenant (including any amendments thereto that are more restrictive than the initial More Restrictive Covenant) in place of or in addition to the covenants contained herein as of the date such More Restrictive Covenant first became binding on the Issuer; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing (i) (x) upon the satisfaction of all Indebtedness evidenced by or incurred pursuant to any such Material Indebtedness Agreement and (y) effective upon the delivery of a Compliance Certificate in accordance with Section 7.2 for the period in which such Indebtedness has been satisfied in full, reflecting compliance with such More Restrictive Covenant during such period, any such More Restrictive Covenant so incorporated herein shall be deemed deleted, (ii) (x) upon the amendment of any More Restrictive Covenant by the holder of such Indebtedness in a manner that is less restrictive, but remains more restrictive than contained in this Section 10.1 as of the date immediately prior to the date such More Restrictive Covenant became effective hereunder (an “Amended More Restrictive Covenant”) and (y) effective upon the delivery of a Compliance Certificate in accordance with Section 7.2 for the period in which such Amended More Restrictive Covenant is to become binding on the Issuer, reflecting compliance with such More Restrictive Covenant during such period, this Agreement shall be deemed to include such Amended More Restrictive Covenant and the More Restrictive Covenant amended by such Amended More Restrictive Covenant shall be deemed deleted, and (iii) (x) upon the amendment of any More Restrictive Covenant or Amended More Restrictive Covenant in a manner that is less restrictive than contained in this Section 10.1 and (y) effective upon the delivery of a Compliance Certificate in accordance with Section 7.2 for the period in which such amendment is to become binding on the Issuer, reflecting compliance with such More Restrictive Covenant or Amended More Restrictive Covenant during such period, any such More Restrictive Covenant or Amended More Restrictive Covenant, as applicable, so incorporated herein shall be deemed deleted and the provisions hereof shall thereupon be those in effect prior to the date such More Restrictive Covenant first became binding on the Issuer; provided, further and for the avoidance of doubt, (A) this Section 10.1(c) shall apply separately to each More Restrictive Covenant and Amended More Restrictive Covenant contained in a Material Indebtedness Agreement and (B) to the extent any More Restrictive Covenant or Amended More Restrictive Covenant (each a “Subject More Restrictive Covenant”) is deemed amended or deleted pursuant to clauses (i) through (iii) above, the provisions hereof shall thereupon be those in effect as of the date hereof and as amended (including as amended in connection with any other More Restrictive Covenant or Amended More Restrictive Covenant) other than amendments on account of the Subject More Restrictive Covenant. Notwithstanding the foregoing, no amendment to this Agreement pursuant to this clause (c) as the result of any More Restrictive Covenant or Amended More Restrictive Covenant ceasing to be in effect or being deleted, amended or otherwise modified shall cause any covenant or Event of Default in this Agreement to be less restrictive as to the Issuer or its Subsidiaries than such covenant or Event of Default as contained in this Agreement as in effect on the date hereof, and as amended other than as the result of the application of the first sentence of this clause (c) originally caused by such More Restrictive Covenant or Amended More Restrictive Covenant in such Material Indebtedness Agreement.
Section 10.2.    Borrowing. No Company shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section 10.2 shall not apply to any of the following (without duplication):
(a)    (i) the Indebtedness of the Issuer under this Agreement and the Subsidiary Guarantors under the Subsidiary Guaranty and (ii) (A) the Indebtedness of the Issuer to the Bank Agent and the Banks under the Credit Agreement, (B) the Guaranties by the Subsidiary Guarantors of such Indebtedness under the Credit Agreement and (C) the Guaranty by the Issuer of Indebtedness of the Insurance Subsidiary with respect to letters of credit issued under the Credit Agreement pursuant to the Parent Guaranty of Payment;
(b)    unsecured current Indebtedness (including the funded and/or unfunded reserves for self insurance liabilities, but excluding Indebtedness incurred to a bank or other financial institution customarily engaged in the business of lending money, except as permitted pursuant to subpart (d) below) incurred by the Companies in the ordinary course of business;
(c)    Indebtedness for Taxes, assessments and governmental charges to the extent that payment thereof shall not be required to be made by Section 9.4 hereof;
(d)    unsecured Indebtedness incurred under lines of credit established by financial institutions customarily engaged in the business of lending money; provided, however, that the maximum amount of Indebtedness permitted by this subpart (d) shall when aggregated with any Indebtedness outstanding under Sections 10.2(e) and 10.2(j) hereof not exceed $100,000,000 at any time;
(e)    unsecured Subordinated Indebtedness evidenced by promissory notes issued by the Issuer to employees or former employees in partial payment for common shares redeemed by the Issuer so long as the aggregate principal amount of such Indebtedness when aggregated with any Indebtedness outstanding under Sections 10.2(d) and 10.2(j) hereof does not exceed $100,000,000 at any time;
(f)    loans to a Company from a Company so long as each such Company is the Issuer or a Subsidiary Guarantor;
(g)    Indebtedness to insurance companies secured by a pledge of the cash surrender value of life insurance policies owned by any Company; provided, however, that the maximum amount of Indebtedness permitted by this subpart (g) shall at no time exceed the cash surrender value of the life insurance policies pledged with respect thereto;
(h)    unsecured Indebtedness arising pursuant to the deferment of payment of any insurance premiums by the Issuer;
(i)    any (i) loans granted to a Company for the purchase of fixed assets, or (ii) Indebtedness incurred by a Company in connection with any Capital Leases, so long as the aggregate amount of all such loans and Capital Leases for all Companies (excluding Capital Leases between the Issuer or a Subsidiary Guarantor and a Subsidiary Guarantor) does not exceed $25,000,000 at any time;
(j)    unsecured Subordinated Indebtedness of the Issuer incurred to a seller to finance all or part of an Acquisition permitted pursuant to Section 10.7 hereof, so long as the aggregate outstanding amount of all such Indebtedness for all such Acquisitions does not when aggregated with any Indebtedness outstanding under Sections 10.2(d) and 10.2(e) hereof exceed $100,000,000 at any time;
(k)    unsecured Indebtedness issued pursuant to the Master Note Purchase Agreement, so long as the aggregate outstanding amount of all such Indebtedness does not exceed the amount outstanding under the Master Note Purchase Agreement as of the Series A Closing Day, and all guaranties by any Company of such Indebtedness; and

(l)    Indebtedness incurred under a Permitted Receivables Facility for the issuance of letters of credit, so long as the aggregate outstanding amount of such Indebtedness does not exceed $100,000,000.
Section 10.3.    Liens. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section 10.3 shall not apply to the following:
(a)    Liens for Taxes not yet due or that are being actively contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP;
(b)    other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;
(c)    Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Issuer or a Subsidiary Guarantor;
(d)    purchase money Liens on fixed assets securing the loans or capital leases pursuant to Section 10.2(i) hereof, provided that such Lien is limited to the purchase price and only attaches to the property being acquired;
(e)    Liens on life insurance policies arising from the pledging of the cash surrender value of life insurance policies securing Indebtedness, provided, however, that such Liens shall not extend to any other property or assets of any Company;
(f)    minor title defects, liens or encumbrances consisting of minor survey exceptions or encumbrances including easements or rights-of-way for sewers, water lines, utility lines and other similar purposes, and zoning or other restrictions as to the use of real property, which title defects, liens and encumbrances do not, in the aggregate, materially impair the use of such real property in the operation of the Issuer’s activities and business;
(g)    in addition to Liens permitted pursuant to subparts (a) through (f) above, such other statutory or consensual Liens (other than a Lien as a result of an ERISA Event) as may from time to time arise or be created; provided, however, that the aggregate principal amount secured by all such Liens shall not exceed $5,000,000 at any time;
(h)    Liens on Receivables Related Assets granted in connection with Indebtedness permitted under Section 10.2(l);
(i)    Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into in the ordinary course of business; and

(j)    Liens incurred on cash in the Insurance Subsidiary’s account with KeyBank National Association to secure insurance obligations to Old Republic Insurance Company in lieu of letters of credit.
No Company shall enter into any contract or agreement that would prohibit any holder of a Note from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of a Company; provided, however, that nothing herein contained shall be deemed or construed to prohibit the holders of the Notes from entering into a sharing or intercreditor agreement pursuant to which any such security interest, mortgage or other Lien on, or collateral assignment of, any property or assets of a Company shall be shared equally and ratably between and among the holders of the Notes and other holders of Indebtedness of any Company.
Notwithstanding the foregoing, the Issuer shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this Section 10.3 any Indebtedness outstanding under or pursuant to any Material Indebtedness Agreement (other than pursuant to a Permitted Receivables Facility) unless and until the Notes (and any Subsidiary Guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Issuer and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.
Section 10.4.    Regulations U and X. No Company shall take any action that would result in any non-compliance of the Notes with Regulations U and X of the Board of Governors of the Federal Reserve System.
Section 10.5.    Investments and Loans. No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership without the prior written consent of the Required Holders, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind, except guarantees only for Indebtedness of the Companies incurred or permitted pursuant to this Agreement; provided, that this Section 10.5 shall not apply to:
(i)    any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;
(ii)    any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System;
(iii)    any investment in commercial paper or securities that at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody’s or Standard & Poor’s;
(iv)    the holding of Subsidiaries listed on Schedule 5.4 attached hereto and made a part hereof and the initial investment in and holding of a Receivables Subsidiary;

(v)    loans or advances made by the Companies to The Davey Foundation so long as the aggregate amount of all such loans and advances made by the Companies does not exceed $1,000,000 at any time;
(vi)    loans to a Company from a Company so long as each such Company is the Issuer or a Subsidiary Guarantor;
(vii)    loans or advances made by the Companies to the respective employees of the Companies in the ordinary course of business so long as the aggregate principal amount of all such loans and advances does not exceed $1,000,000 at any time;
(viii)    voluntary contributions in excess of mandatory matching contributions made by the Companies to the Davey ESOT so long as the aggregate amount of all such contributions made during any fiscal year of the Issuer does not exceed $1,000,000;
(ix)    sales, contributions or transfers of assets and/or Acquisitions made by the Companies pursuant to Section 10.6(b) or Section 10.7 hereof, and the creation of Subsidiaries in connection therewith and/or for the purposes of managing Tax and/or regulatory matters so long as each such Subsidiary becomes a Subsidiary Guarantor if required pursuant to Section 9.7 hereof;
(x)    loans or advances made by the Issuer to, or investments made by the Issuer in, Davey Tree Expert Co., of Canada, Limited in the ordinary course of the Issuer’s business
(xi)    purchases or investments made by the Issuer in securities or joint ventures, or loans made by the Issuer, not otherwise in compliance with this Section 10.5, provided that the aggregate amount of all such purchases, investments and loans for made by the Issuer does not exceed $7,500,000 at any time;
(xii)    (A) the obligations of the Issuer pursuant to the Parent Guaranty of Payment, and (B) investments by the Issuer in the Insurance Subsidiary in an aggregate amount not to exceed $7,500,000, provided that insurance premiums paid by any Company to the Insurance Subsidiary in the ordinary course of business shall not constitute investments under this Section 10.5; and
(xiii)    loans made by a Company to the Receivables Subsidiary to pay the residual purchase price for Receivables Related Assets.
Section 10.6.    Merger and Sale of Assets. No Company shall merge or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:
(a)    any Subsidiary may merge or consolidate with (i) the Issuer (provided that the Issuer shall be the continuing or surviving Person) or (ii) any one or more Subsidiary Guarantors, provided that either (A) the continuing or surviving Person shall be a wholly-owned Subsidiary that is a

Subsidiary Guarantor, or (B) after giving effect to any merger pursuant to this sub-clause (ii), the Issuer and/or one or more wholly-owned Subsidiaries that are Subsidiary Guarantors shall own not less than the same percentage of the outstanding Voting Power of the continuing or surviving Person as the Issuer and/or one or more wholly-owned Subsidiaries (that are Subsidiary Guarantors) owned of the merged Subsidiary immediately prior to such merger, or
(b)    the Issuer or any Subsidiary may sell, lease, contribute, transfer or otherwise dispose of any of its assets to (i) Issuer (in the case of sales, leases, contributions, transfers or other dispositions by any Subsidiary), (ii) any wholly-owned Subsidiary that is a Subsidiary Guarantor, (iii) a Receivables Subsidiary (provided that such sales, leases, contributions, transfers or other dispositions are limited to Receivables Related Assets) or (iv) any Subsidiary Guarantor, of which the Issuer and/or one or more wholly-owned Subsidiaries, that are Guarantors of Payment, shall own not less than the same percentage of Voting Power as the Issuer and/or one or more wholly-owned Subsidiaries (that are Subsidiary Guarantor) then own of the Subsidiary making such sale, lease, contribution, transfer or other disposition.
Section 10.7.    Acquisitions. Without the prior written consent of the Required Holders, no Company shall effect an Acquisition except the Issuer or a Subsidiary Guarantor may effect an Acquisition so long as (a) the Issuer or such Subsidiary Guarantor is the surviving entity; (b) the business to be acquired is similar to the lines of business of the Companies; (c) the Person to be acquired is organized under the laws of the United States; (d) no Default or Event of Default exists and the Companies are in full compliance with the Transaction Documents in each case both prior to and subsequent to the transaction; (e) in the case of any Acquisition in which the total aggregate consideration to be paid pursuant to such Acquisition is in excess of an amount equal to five percent of Total Assets as of the end of the most recent fiscal quarter of the Issuer for which financial statements have been delivered to the holders of the Notes pursuant to Section 7.1(a) or (b) (whichever was most recently delivered to the holders), the Issuer shall provide to the holders of the Notes, at least 30 days prior to such Acquisition, historical financial statements of the target entity and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer of the Issuer which shows compliance with the requirements in this Section 10.7, (f) in the case of an Acquisition in which, both before and after the proposed Acquisition, the Issuer has a pro forma Leverage Ratio of greater than or equal to 1.50 to 100, liquidity is greater than or equal to $20,000,000; and (g) the pro forma Leverage Ratio before and immediately after giving effect to the proposed Acquisition is less than 2.75 to 1.00. For purposes of this Section 10.7, “liquidity” shall mean, as of any date of determination, all unrestricted cash of the Issuer and the Subsidiary Guarantors plus the aggregate unused amount of the “Revolving Credit Commitment” as defined in the Credit Agreement (but not in excess of the maximum amount that could be borrowed by the Issuer without exceeding the then applicable maximum Leverage Ratio pursuant to Section 10.1(a) hereof).
Section 10.8.    Restricted Payments. No Company shall, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)    the Issuer and its Subsidiaries may make unlimited Restricted Payments, so long as (i) no Event of Default has occurred and is continuing and (ii) the Issuer has a pro forma Leverage

Ratio, after giving effect to such Restricted Payment, of less than or equal to 2.50 to 1.00; provided that for the purposes of calculating compliance with respect to clause (ii) above, (x) if, as of the date of such Restricted Payment, the Issuer has delivered a Compliance Certificate pursuant to Section 7.2(a) for the immediately preceding fiscal quarter, then compliance on a pro forma basis shall be based on the most recently delivered Compliance Certificate, and (y) if, as of the date of such Restricted Payment, the Issuer has not delivered a Compliance Certificate pursuant to Section 7.2(a) for the immediately preceding fiscal quarter, then the Issuer shall deliver a Compliance Certificate, based on the financial statements most recently delivered pursuant to Section 7.1(a) or Section 7.1(b), substantially simultaneously with the making of such Restricted Payment, and compliance on a pro forma basis shall be based on such Compliance Certificate; and
(b)     If the Issuer has a pro forma Leverage Ratio, after giving effect to the items described in clauses (i) and (ii) below, of greater than 2.50 to 1.00, then the Issuer and its Subsidiaries may, so long as no Event of Default has occurred and is continuing, effect (i) unlimited mandatory repurchases, redemptions, acquisitions, cancellations or other retirement for value of the Equity Interests in the Issuer or its Subsidiaries or to effect the termination of options to purchase Equity Interests of the Issuer, in each instance, held by former or current directors, officers and employees (or their estates, spouses or former spouses) of the Issuer or any Subsidiary Guarantor upon their death, disability, retirement or termination of employment and (ii) voluntary repurchases, redemptions, acquisitions, cancellations or other retirement for value of the Equity Interests in the Issuer or its Subsidiaries or to effect the termination of options to purchase Equity Interests of the Issuer, in each instance, held by former or current directors, officers and employees (or their estates, spouses or former spouses) of the Issuer or any Subsidiary Guarantor upon their death, disability, retirement or termination of employment for a maximum cash consideration not to exceed $30,000,000 in any fiscal year; provided that for the purposes of calculating compliance with respect to this clause (b), (x) if, as of the date of such repurchases, redemptions, acquisitions, cancellations or other retirement for value, the Issuer has delivered a Compliance Certificate pursuant to Section 7.2(a) for the immediately preceding fiscal quarter, then compliance on a pro forma basis shall be based on the most recently delivered Compliance Certificate, and (y) if, as of the date of such repurchases, redemptions, acquisitions, cancellations or other retirement for value, the Issuer has not delivered a Compliance Certificate pursuant to Section 7.2(a) for the immediately preceding fiscal quarter, then the Issuer shall deliver a Compliance Certificate, based on the financial statements most recently delivered pursuant to Section 7.1(a) or Section 7.1(b), substantially simultaneously with the making of such repurchases, redemptions, acquisitions, cancellations or other retirement for value, and compliance on a pro forma basis shall be based on such Compliance Certificate.
Section 10.9.    Affiliate Transactions. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any material transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit the payment of customary and reasonable directors’ fees to directors who are not employees of a Company or any Affiliate of a Company.

Section 10.10.    Corporate Names. No Company shall change its corporate name, unless, in each case, the Issuer shall provide each holder of a Note with 10 days prior written notice thereof.
Section 10.11.    Management Agreements. No Company shall make or enter into any so-called management agreement whereby management, supervision or control of its business, or any of the principal functions of any Company shall be delegated to any Person other than its duly elected board of directors.
Section 10.12.    Line of Business. The Issuer will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Issuer and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Issuer and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.
Section 10.13.    Economic Sanctions, Etc. The Issuer will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

SECTION 11.	EVENTS OF DEFAULT.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Issuer defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Issuer defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)    the Issuer defaults in the performance of or compliance with any term contained in Section 7.1(a), 7.1(b), 7.1(e), 7.2(a), 10.1, 10.2, 10.3, 10.5, 10.6, 10.7 or 10.13; or
(d)    the Issuer or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Issuer receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)    (i) any representation or warranty made in writing by or on behalf of the Issuer or by any officer of the Issuer in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or
(f)    (i) the Issuer or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness with respect to any Material Indebtedness Agreement beyond any period of grace provided with respect thereto, or (ii) the Issuer or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness with respect to any Material Indebtedness Agreement or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Issuer or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment with respect to any Material Indebtedness Agreement, or (y) one or more Persons have the right to require the Issuer or any Subsidiary so to purchase or repay such Indebtedness; or
(g)    the Issuer or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Issuer or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Issuer or any of its Subsidiaries, or any such petition shall be filed against the Issuer or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or
(i)    any event occurs with respect to the Issuer or any Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h),

provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or
(j)    one or more final judgments or orders for the payment of money aggregating in excess of $1,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Issuer and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(k)    The occurrence of one or more ERISA Events that (i) the Required Holders determine could reasonably be expected to have a Material Adverse Effect, or (ii) results in a Lien on any of the assets of any Company in excess, for all such Liens, of $500,000; or
(l)    there shall have occurred any condition or event that the Required Holders determine has or is reasonably likely to have a Material Adverse Effect or a material adverse effect on the rights and remedies of the holders under the Transaction Documents or the ability of the Issuer or any of its Subsidiaries to perform their respective obligations under the Transaction Documents; provided, that, notwithstanding the foregoing, a write down in equity of up to $12,000,000 due to Financial Accounting Standards Board changes to pension accounting shall not constitute a Material Adverse Effect; or
(m)    (i) any material provision of any Transaction Document shall at any time for any reason cease to be valid and binding and enforceable against the Issuer or any Subsidiary Guarantor; (ii) the validity, binding effect or enforceability of any Transaction Document against the Issuer or any Subsidiary Guarantor shall be contested by any Company; (iii) the Issuer or any Subsidiary Guarantor shall deny that it has any or further liability or obligation under any Transaction Document; or (iv) any Transaction Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Prudential, the Purchasers or the holders of the Notes the benefits purported to be created thereby; o
(n)    any Change in Control shall occur.

SECTION 12.	REMEDIES ON DEFAULT, ETC.
Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Issuer described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable and the Facility shall automatically terminate.
(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable, and Prudential may at its option, by notice in writing to the Issuer, terminate the Facility.

(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Issuer acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, Prudential and the holder of any Note at the time outstanding may proceed to protect and enforce the rights of Prudential or such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Transaction Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3.    Rescission.. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Issuer nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of Prudential or any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Prudential’s or such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or any other Transaction Document upon Prudential or any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Issuer under Section 15, the Issuer will pay to Prudential and the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of Prudential or such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
Section 13.1.    Registration of Notes. The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Issuer at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Notes of such Series. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note of such Series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
Section 13.3.    Replacement of Notes. Upon receipt by the Issuer at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
SECTION 14.    PAYMENT ON NOTES.
Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2.    Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, in the case of the Initial Purchasers, and the applicable Confirmation of Acceptance, in the case of any Purchasers of Shelf Notes, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 13.2. The Issuer will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3.    FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Issuer, or to such other Person as may be reasonably requested by the Issuer, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Issuer necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Issuer to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Issuer to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Issuer is required to obtain such information under FATCA and, in such event, the Issuer shall treat any such information it receives as confidential.

SECTION 15.	EXPENSES, ETC.
Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Issuer will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by Prudential, the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or any other Transaction Document (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or any other Transaction Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Transaction Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Issuer or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the other Transaction Documents and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000. If required by the NAIC, the Issuer shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).
The Issuer will pay, and will save Prudential, each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment to Prudential or under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses)

or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Issuer.
Section 15.2.    Certain Taxes. The Issuer agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any other Transaction Document or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Issuer or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any other Transaction Document, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Issuer pursuant to this Section 15, and will save Prudential, each Purchaser and each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Issuer hereunder.
Section 15.3.    Survival. The obligations of the Issuer under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or any other Transaction Document, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Issuer pursuant to this Agreement shall be deemed representations and warranties of the Issuer under this Agreement. Subject to the preceding sentence, this Agreement and the other Transaction Documents embody the entire agreement and understanding between Prudential, each Purchaser and the Issuer and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.
Section 17.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Issuer and the Required Holders, except that:
(a)    no amendment or waiver of any of Sections 1.1, 2.1, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;
(b)    Sections 1.2 and 2.2 may be amended with the written consent of Prudential and the Issuer; and

(c)     no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20.
Section 17.2.    Solicitation of Holders of Notes.
(a)    Solicitation. The Issuer will provide Prudential, each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable Prudential, such Purchaser or such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of any other Transaction Document. The Issuer will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to Prudential, each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.
(b)    Payment. The Issuer will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any other Transaction Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Issuer, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Issuer and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Issuer without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Issuer and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note.
Section 17.4.    Notes Held by Issuer, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or any other Transaction Document, or have directed the taking of any action provided herein or in any other Transaction Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Issuer or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES.
All written communications provided for hereunder (other than communications provided for under Section 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to Prudential or any Purchaser, addressed to Prudential or such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto (in the case of Prudential or the Purchasers of the Series A Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Purchaser of any Shelf Notes) or at such other address as Prudential or such Purchaser shall have specified to the Issuer in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Issuer in writing or, if any such holder shall not have so specified an address to the Issuer, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Issuer and (iii) if to the Issuer, addressed to it at 1500 North Mantua Street, Kent, Ohio 44240, Attention: Chief Financial Officer or at such other address as the Issuer shall have specified to the holder of each Note in writing, provided, however, that any such communication to the Issuer may also, at the option of the Person sending such communication, be delivered by any other means either to the Issuer at its address specified above or to any Authorized Officer of the Issuer.
Any communication pursuant to Section 2.2 shall be made by the method specified for such communication in Section 2.2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of an email transmission communication, if the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the e-mail address or telephone number of which is listed for the party receiving the communication in the Information Schedule or at such other address or number as the party receiving the information shall have specified in writing to the party sending such information.

SECTION 19.	REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by Prudential or any Purchaser at a Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to Prudential or any Purchaser, may be reproduced by Prudential or such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and Prudential or such Purchaser may destroy any original document so reproduced. The Issuer agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Prudential or such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Issuer, Prudential or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION
For the purposes of this Section 20, “Confidential Information” means information delivered to Prudential or any Purchaser by or on behalf of the Issuer or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by Prudential or such Purchaser as being confidential information of the Issuer or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to Prudential or such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Prudential or such Purchaser or any Person acting on Prudential or such Purchaser’s behalf, (c) otherwise becomes known to Prudential or such Purchaser other than through (i) disclosure by the Issuer or any Subsidiary or (ii) disclosure by any Person in violation of a confidentiality agreement or undertaking binding on such Person and of which Prudential or such Purchaser has actual knowledge or (d) constitutes financial statements delivered to Prudential or such Purchaser under Section 7.1 that are otherwise publicly available. Prudential and each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by Prudential or such Purchaser in good faith to protect confidential information of third parties delivered to Prudential or such Purchaser, provided that Prudential or such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over Prudential or such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about Prudential or such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to Prudential or such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which Prudential or such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent Prudential or such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Transaction Document, provided, that (1) prior to any disclosure under this clause (viii)(w) or (viii)(x), such Purchaser will use commercially reasonable efforts to provide notice thereof to the Issuer, to the extent it is reasonably practicable to do so and to the extent such Purchaser is permitted to provide such prior notice pursuant to the applicable law, rule, regulation, order, subpoena or legal process, and (2) any disclosure under this clause (viii)(w) or (viii)(x) shall be limited to the portion of the Confidential Information as may be required by such law, rule, regulation or order or such subpoena or other legal process. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Issuer in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuer embodying this Section 20.
In the event that as a condition to receiving access to information relating to the Issuer or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, Prudential, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between Prudential, such Purchaser or such holder and the Issuer, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.	SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Issuer, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Issuer of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS.
Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.6, the Issuer may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Section 22.2.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Issuer to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 - Fair Value Option, International Accounting Standard 39 - Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
Should any change in U.S. generally accepted principles from those used in the preparation of the audited consolidated financial statements of the Issuer for the fiscal year ended December 31, 2017 occur by reason of any change in the rules, regulations, regulations, pronouncements, opinion or other requirements of the Financial Accounting Standards Board (FASB) (or any successor thereto or agency with similar function), or if the Issuer adopts the International Financial Reporting Standards, and such change in accounting principles and/or adoption of such standards results in a change in the method or results of calculation of financial covenants and/or defined terms contained in this Agreement, then at the option of the Required Holders or the Issuer, the parties will enter into good faith negotiations to amend such financial covenants and/or defined terms in such manner as the parties shall agree, each acting reasonably, in order to reflect fairly such changes and/or adoption so that the criteria for evaluating the financial condition of the Issuer shall be the same in commercial effect after, as well as before, such changes and/or adoption are made (in which case the method and calculation of financial covenants and/or defined terms related thereto hereunder shall be determined in the manner so agreed); provided that, until so amended, such calculations shall continue to be computed in accordance with GAAP prior to such change therein or adoption; provided, further that, any obligations relating to a lease that in accordance with GAAP in effect on the date of this Agreement, would be accounted for by the Issuer as an operating lease shall be accounted for as obligations relating to an operating lease and not as obligations relating to a Capital Lease (and any future, replacement or amended lease, if it were in effect on the date of this Agreement, that would be treated as an operating lease for purposes of GAAP as of the date of this Agreement shall be treated as an operating lease); provided, further that, the Issuer shall provide to Prudential, the Purchasers and the holders financial statements and other documents required under this Agreement which include a reconciliation showing such treatment before and after giving effect to such change in GAAP.
Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
Section 22.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Issuer irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Issuer irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    The Issuer agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
(c)    The Issuer consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Issuer agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(d)    Nothing in this Section 22.7 shall affect the right of Prudential or any holder of a Note to serve process in any manner permitted by law, or limit any right that Prudential or the holders of any of the Notes may have to bring proceedings against the Issuer in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(e)    THE PARTIES HERETO HEREBY WAIVE TRAIL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
Section 22.8.    Transaction References. The Issuer agrees that each of Prudential and Prudential Capital Group may (a) refer to its role in establishing the Facility, as well as the identity of the Issuer, the Series A Notes and the maximum aggregate principal amount of the Notes and the date on which this Facility was established, on its internet site, social media channels or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Issuer's corporate logo in conjunction with any such reference.
* * * * *

When this Agreement is executed and delivered by the Issuer, Prudential and the Initial Purchasers, it shall become a binding agreement between the Issuer, on one hand, and Prudential and each Initial Purchaser, on the other hand. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

Very truly yours,

THE DAVEY TREE EXPERT COMPANY

By:	/s/Christopher J. Bast
	Name:	Christopher J. Bast
	Title:	Vice President & Treasurer

This Agreement is hereby
accepted and agreed to as
of the date hereof.

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:	/s/ Anthony Coletta
Vice President

PRUDENTIAL ARIZONA REINSURANCE
TERM COMPANY

By: PGIM, Inc., as investment manager

By:	/s/ Anthony Coletta
Vice President

THE INDEPENDENT ORDER OF
FORESTERS
ZURICH AMERICAN INSURANCE
COMPANY

By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Anthony Coletta
Vice President

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Acceptance” is defined in Section 2.2(e).
“Acceptance Day” is defined in Section 2.2(e).
“Acceptance Window” means, with respect to any interest rate quotes provided by Prudential pursuant to Section 2.2(d), the time period designated by Prudential as the time period during which the Issuer may elect to accept such interest rate quotes. If no such time period is designated by Prudential with respect to any such interest rate quotes, then the Acceptance Window for such interest rate quotes will be 2 minutes after the time Prudential shall have provided such interest rate quotes to the Issuer.
“Accepted Note” is defined in Section 2.2(e).
“Account Receivable” has the meaning provided in the definition of “Receivables Related Assets.”
“Acquisition” means, any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of in excess of 50% of the stock (or other equity interest) of any Person, or (c) the acquisition of another Person (other than a Company) by a merger or consolidation or any other combination with such Person.
“Affiliate” means (i) at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (ii) with respect to the Issuer, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Issuer or any Subsidiary or any Person of which the Issuer and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests and (iii) with respect to Prudential, any managed account, investment fund or other vehicle for which Prudential Financial, Inc. or any Affiliate of Prudential Financial, Inc. then acts as investment advisor or portfolio manager; provided, however, that with respect to clause (ii), “Affiliate” shall not include the trustee of the Davey ESOT. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Issuer.
“Agreement” means this Note Purchase and Private Shelf Agreement, including all Schedules attached to this Agreement.
“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

SCHEDULE A
(to Note Purchase and Private Shelf Agreement)

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Authorized Officer” means (i) in the case of the Issuer, its chief executive officer, its chief financial officer, any vice president of the Issuer designated as an “Authorized Officer” of the Issuer in the Information Schedule attached hereto or any vice president of the Issuer designated as an “Authorized Officer” of the Issuer for the purpose of this Agreement in an Officer’s Certificate executed by the Issuer’s chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential or any Prudential Affiliate, any Person designated as an “Authorized Officer” of Prudential and Prudential Affiliates in the Information Schedule or any Person designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of Prudential’s Authorized Officers or a lawyer in Prudential’s law department. Any action taken under this Agreement on behalf of the Issuer by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Issuer and whom Prudential or any Prudential Affiliate in good faith believes to be an Authorized Officer of the Issuer at the time of such action shall be binding on the Issuer even though such individual shall have ceased to be an Authorized Officer of the Issuer, and any action taken under this Agreement on behalf of Prudential or any Prudential Affiliate by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential or such Prudential Affiliate and whom the Issuer in good faith believes to be an Authorized Officer of Prudential or such Prudential Affiliate at the time of such action shall be binding on Prudential or such Prudential Affiliate even though such individual shall have ceased to be an Authorized Officer of Prudential or such Prudential Affiliate.
“Available Facility Amount” is defined in Section 2.2.
“Bank Agent” means KeyBank National Association, as administrative agent under the Credit Agreement and each of its successors and assigns in that capacity.
“Banks” means the “Banks” as defined in the Credit Agreement.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Cleveland, Ohio are required or authorized to be closed.
“Cancellation Date” is defined in Section 2.2(g)(iii).

“Cancellation Fee” is defined in Section 2.2(g)(iii).
“Capital Distribution” means, with respect to any Person, a payment made, liability incurred or other consideration given for the purchase, acquisition, repurchase, redemption or retirement of any Equity Interest of such Person or as a dividend, return of capital or other distribution in respect of any of such Person’s Equity Interests.
“Capital Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.
“Change in Control” means (a) the acquisition, or, if earlier, the shareholder or director approval of the acquisition, ownership or voting control, directly or indirectly, beneficially or of record, on or after the date of this Agreement, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than 33% of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of Issuer; (b) the approval by the shareholders or directors of Issuer of a plan of complete liquidation of Issuer or an agreement or agreements for the sale or disposition by Issuer of all or substantially all of Issuer’s assets or (c) any “Change in Control” or similar event shall occur under any Material Indebtedness Agreement; provided that purchases or other acquisitions of Equity Interests by, and sales or other transfers of Equity Interests to or within the Davey ESOT in accordance with its terms shall not be deemed or construed to cause, trigger or otherwise result in a Change in Control.
“Closing” means, with respect to any Note, the closing of the sale and purchase for such Note on the applicable Closing Day for such Note as provided for in Section 3.
“Closing Day” means (i) with respect to any Series A Note, the Series A Closing Day and (ii) with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (a) if the Issuer and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (b) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 3.2(ii), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in Section 2.2(g)(ii), means the Rescheduled Closing Day with respect to such Accepted Note.
“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.
“Commodities Hedge Agreement” means a commodities contract purchased by Issuer or any of its Subsidiaries in the ordinary course of business, and not for speculative purposes, with respect to raw materials used in connection with the business of Issuer and its Subsidiaries.
“Companies” means the Issuer and all Subsidiaries.

“Company” means the Issuer or a Subsidiary.
“Compliance Certificate” means a certificate delivered pursuant to Section 7.2 hereof.
“Confirmation of Acceptance” is defined in Section 2.2(e).
“Confirmation of Guaranty” is defined in Section 4.13.
“Consolidated” means the resultant consolidation of the financial statements of Issuer and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the audited consolidated financial statements for the fiscal year ended December 31, 2017.
“Consolidated Depreciation and Amortization Charges” means, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of Issuer for such period, as determined on a Consolidated basis and in accordance with GAAP.
“Consolidated EBIT” means, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period (exclusive of nonrecurring noncash gains or losses recorded in accordance with SFAS 133, Accounting for Derivatives) plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) income taxes, and (b) Consolidated Interest Expense.
“Consolidated EBITDA” means, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated EBIT plus Consolidated Depreciation and Amortization Charges.
“Consolidated Interest Expense” means, for any period, interest expense (including, without limitation, that which is capitalized and that which is attributable to Capital Leases or Synthetic Leases), premium payments, debt discounts, fees, charges and related expenses of Issuer for such period, as determined on a Consolidated basis and to the extent classified as interest expense in accordance with GAAP.
“Consolidated Net Earnings” means, for any period, the net income (loss) of Issuer for such period, as determined on a Consolidated basis and in accordance with GAAP.
“Consolidated Net Worth” means, at any date, the Consolidated stockholders’ equity of Issuer, determined as of such date in accordance with GAAP.
“Consolidated Subsidiary” means at any date any Subsidiary the accounts of which would be consolidated with those of Issuer in its consolidated financial statements if such statements were prepared as of such date.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Subsidiaries of the Issuer and any of their or the Issuer’s respective Controlled Affiliates and (b) if the Issuer has a parent company, such parent company and its Controlled Affiliates.
“Credit Agreement” means the Credit Agreement dated as of October 6, 2017 by and among the Issuer, the Bank Agent and the Banks.
“Davey ESOT” means The Davey 401KSOP and Employee Stock Ownership Plan (January 1, 2015 Restatement), as amended.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means with respect to any Note, a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 2.00% per annum above the rate of interest stated in such Note, or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association, from time to time in New York City as its prime rate.
“Delayed Delivery Fee” is defined in Section 2.2(g)(ii).
“Disclosure Documents” is defined in Section 5.3.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.
“Environmental Laws” means all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.
“Equity Interest” means with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Equity Interest include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Issuer under section 414 of the Code.

“ERISA Event” means (a) the existence of any condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) an ERISA Affiliate member has engaged in a non-exempt “prohibited transaction” (as defined under ERISA Section 406 or Code Section 4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) an ERISA Affiliate member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or an ERISA Affiliate member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) a reportable event as that term is defined in Title IV of ERISA (except actions of general applicability by the Secretary of Labor under Section 110 of such Act) has occurred with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) an ERISA Affiliate member has withdrawn from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) a Multiemployer Plan is in or is likely to be in reorganization under ERISA Section 4241; (g) an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 fails to be so qualified or any “cash or deferred arrangement” under any such ERISA Plan fails to meet the requirements of Code Section 401(k); (h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or an ERISA Affiliate member takes steps to terminate a Pension Plan; (i) an ERISA Affiliate member or an ERISA Plan fails to satisfy any requirements of law applicable to an ERISA Plan; (j) a claim, action, suit, audit or investigation is pending or threatened with respect to an ERISA Plan, other than a routine claim for benefits or an audit initiated by Issuer; or (k) an ERISA Affiliate member incurs or is expected to incur any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.
“ERISA Plan” means an “employee benefit plan” (within the meaning of ERISA Section 3(3)) that an ERISA Affiliate member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.
“Event of Default” is defined in Section 11.
“Facility” is defined in Section 2.2.
“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.
“Financial Officer” means any of the following officers of the Issuer: the Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Corporate Controller.
“Form 10‑K” is defined in Section 7.1(b).
“Form 10‑Q” is defined in Section 7.1(a).

“Funded Indebtedness” means all Indebtedness for borrowed money and capitalized leases, including, but not limited to, current, long-term and Subordinated Indebtedness (other than unsecured Subordinated Indebtedness incurred pursuant to Section 10.2(e) hereof) and Synthetic Lease Indebtedness, if any; provided, however, that (a) any Synthetic Lease Indebtedness that is fully cash collateralized pursuant to documentation satisfactory to the Required Holders shall not be deemed to be Funded Indebtedness and (b) the following shall not be deemed to be “funded”: (i) reimbursement obligations (contingent or otherwise) under any letter of credit, so long as such obligations remain solely contingent obligations, (ii) obligations with respect to any Hedge Agreement, so long as such obligations remain solely contingent obligations, and (iii) self-insurance liabilities incurred pursuant to Section 10.2(b) hereof.
“GAAP” means generally accepted accounting principles from time to time in effect in the United States of America, applied on a consistent basis.
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or any state or other political subdivision thereof, or
(ii)    any other jurisdiction in which the Issuer or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Issuer or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guarantor” means a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)    to purchase such indebtedness or obligation or any property constituting security therefor;
(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hedge Agreement” means (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar interest rate management agreement or arrangement, (ii) any currency swap or option agreement, foreign exchange contract, forward currency purchase agreement or similar currency management agreement or arrangement or (iii) any Commodities Hedge Agreement.
“Hedge Treasury Note(s)” means, with respect to any Accepted Note, the United States Treasury Note or Notes whose average life (as determined by Prudential) most closely matches the average life of such Accepted Note.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” means the beneficial owner of such Note whose name and address appears in such register.
“Hostile Tender Offer” means, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over the counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Issuer makes the Request for Purchase of such Note.

“Indebtedness” means, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, banker’s acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all Synthetic Lease Indebtedness, (f) all lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (g) all obligations of such Company with respect to asset securitization financing programs to the extent that there is recourse against such Company or such Company is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements and (j) all guarantees of any of the foregoing Indebtedness by any Company.
“INHAM Exemption” is defined in Section 6.2(e).
“Initial Purchasers” is defined in the address block hereof.
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Insurance Subsidiary” means Standing Rock Insurance Company, a Vermont corporation.
“Interest Coverage Ratio” means, at any time, on a Consolidated basis and in accordance with GAAP, the ratio of (i) Consolidated EBIT to (ii) Consolidated Interest Expense paid in cash, in each case, for the most recently completed four fiscal quarters.
“Issuance Fee” is defined in Section 2.2(g)(i).
“Issuance Period” is defined in Section 2.2(b).
“Issuer” is defined in the first paragraph of this Agreement.
“Leverage Ratio” means, at any time, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Funded Indebtedness at such time to (b) Consolidated EBITDA for the most recently completed four fiscal quarters.
“Lien” means any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement and any capitalized leases with respect to any property (real or personal) or asset.

“Make-Whole Amount” is defined in Section 8.6.
“Master Note Purchase Agreement” means the Master Note Purchase Agreement, dated as of July 22, 2010, by and among the Issuer and the purchasers party thereto, pursuant to which the Issuer issued and sold $30,000,000 in aggregate principal amount of its 5.09% Senior Notes, Series A, due July 22, 2020, as the same may from time to time be amended, restated or otherwise modified.
“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Issuer and its Subsidiaries taken as a whole.
“Material Acquisition” means any Acquisition in which the total aggregate cash consideration to be paid (including the assumption of any Indebtedness) pursuant to such Acquisition is in excess of $25,000,000.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Issuer and its Subsidiaries taken as a whole, (b) the ability of the Issuer to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty (other than as a result of a merger or consolidation permitted under Section 10.6 of this Agreement), or (d) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty (other than as a result of a merger or consolidation permitted under Section 10.6 of this Agreement).
“Material Indebtedness Agreement” means (a) the Credit Agreement (including any amendments, restatements, replacements or refinancings thereof) and (b) any other debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing any Indebtedness of any Company in excess of the aggregate amount of $5,000,000.
“Maturity Date” (a) with respect to any Series A Note, is defined in the first paragraph of such Series A Note and (b) with respect to any Shelf Note, is the date specified as the “Final Maturity Date” in such Shelf Note.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners.
“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Issuer or any Subsidiary primarily for the benefit of employees of the Issuer or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
“Notes” is defined in Section 1.2.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Financial Officer or of any other officer of the Issuer whose responsibilities extend to the subject matter of such certificate.
“Parent Guaranty of Payment” means the Third Amended and Restated Guaranty of Payment by the Issuer in favor of the Bank Agents and the Banks, dated as of October 6, 2017, pursuant to which the Issuer guarantees the payment in full of all of the obligations of the Insurance Subsidiary with respect to each letter of credit issued for its account or at its request pursuant to the Credit Agreement.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Pension Plan” means an ERISA Plan that is a “pension plan” (within the meaning of ERISA Section 3(2)).
“Permitted Receivables Facility” means (i) any customary “factoring” program which involves the transfer or sale without recourse (other than customary limited recourse) of accounts receivable and related assets and rights and (ii) any other customary program for financing based solely on the grant of security interests on accounts receivable (and the proceeds thereof and related agreements and security customary for accounts receivable financings) of Issuer and its Subsidiaries and which involves the transfer, contribution or sale without recourse (other than customary limited recourse) of such accounts receivable to a Receivables Subsidiary and transfers, pledges or sales of interests in such accounts receivable to the parties providing such financing, so long as (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) under such Permitted Receivables Facility shall be guaranteed by any Company, (b) there shall be no recourse or obligation to any Company (other than the Receivables Subsidiary) whatsoever other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with such Receivables Subsidiary that in the reasonable opinion of the Required Holders are customary for securitization transactions (including performance guarantees by Issuer of any of its Subsidiaries), and (c) no Company (other than the Receivables Subsidiary) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Facility, other than as set forth in subpart (b) of this definition.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Issuer or any ERISA Affiliate or with respect to which the Issuer or any ERISA Affiliate may have any liability.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“Prudential” has the meaning given in the address block of this Agreement.
“Prudential Affiliate” means any Affiliate of Prudential.
“PTE” is defined in Section 6.2(a).
“Purchaser” or “Purchasers” is defined in the addressee block of this Agreement, and includes each of such Person’s successors and assigns (so long as any such assignment complies with Section 13.2), provided that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.
“QPAM Exemption” is defined in Section 6.2(d).
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Receivables Related Assets” means collectively, any indebtedness and other obligations owed to the Issuer or any of its Subsidiaries by, or any right of the Issuer or any of its Subsidiaries to payment from or on behalf of, the Person obligated with respect to such indebtedness or other obligations, arising in connection with the sale of goods or the rendering of services by the Issuer or any of its Subsidiaries (in each case, an “Account Receivable”) that is subject to the Permitted Receivables Facility, and the following to the extent that they are proceeds of or relate to the Accounts Receivable that are subject to the Permitted Receivables Facility: (A) accounts, (B) instruments, (C) chattel paper, (D) general intangibles, (E) the merchandise or goods (including returned goods), the sale or lease of which gave rise to such Accounts Receivable, and the insurance proceeds thereof, (F) contractual rights (including any agreement, lease, invoice or other writing), guaranties, insurance, claims and indemnities, (G) books and records, (H) all documentation of title evidencing the shipment or storage of any goods (including returned goods), (I) guaranties and collections of such Accounts Receivable, (J) any security interest or liens and property thereto from time to time purporting to secure payment of such Accounts Receivable, (K) lock-box accounts and amounts on deposit therein, (L) monies due or to become due, and (M) all proceeds and products of and all amounts received or receivable under any of the foregoing.
“Receivables Subsidiary” means a wholly-owned Subsidiary of Issuer that has been established as a “bankruptcy remote” Subsidiary for the sole purpose of acquiring and selling or transferring or granting security interests in accounts receivable and related assets under the Permitted Receivables Facility and that shall not engage in any activities other than in connection with the Permitted Receivables Facility.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Request for Purchase” is defined in Section 2.2(c).
“Required Holders” means the holder or holders of more than 50% of the aggregate principal amount of the Notes or, if the term is expressly used with respect to a Series of Notes, of such Series of Notes, in each case, from time to time outstanding.
“Rescheduled Closing Day” is defined in Section 3.2.
“Responsible Officer” means any Financial Officer and any other officer of the Issuer with responsibility for the administration of the relevant portion of this Agreement.
“Restricted Payment” means any Capital Distribution.
“SEC” means the Securities and Exchange Commission of the United States of America.
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.
“Series” is defined in Section 1.2.
“Series A Closing Day” is defined in Section 3.1.
“Series A Notes” is defined in Section 1.1.
“Shelf Notes” is defined in Section 1.2.
“Source” is defined in Section 6.2.
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Subordinated” means, as applied to Indebtedness, that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to the Required Holders) in favor of the prior payment in full of the Notes.

“Subsidiary” of the Issuer or any of its Subsidiaries means (a) a corporation more than 50% of the Voting Power of which is owned, directly or indirectly, by the Issuer or by one or more other subsidiaries of the Issuer or by the Issuer and one or more subsidiaries of the Issuer, (b) a partnership or limited liability company of which the Issuer, one or more other subsidiaries of the Issuer or the Issuer and one or more subsidiaries of the Issuer, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which the Issuer, one or more other subsidiaries of the Issuer or the Issuer and one or more subsidiaries of the Issuer, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereof.
“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty.
“Subsidiary Guaranty” means the Subsidiary Guaranty dated as of September 21, 2018.
“Substitute Purchaser” is defined in Section 21.
“SVO” means the Securities Valuation Office of the NAIC.
“Synthetic Lease” means any lease entered into by any Company that is treated as a lease for accounting purposes but that is intended by the parties to be treated as a financing transaction for income tax, property law and/or bankruptcy purposes, and in respect of which transaction any Synthetic Lease Indebtedness is issued or incurred.
“Synthetic Lease Indebtedness” means the aggregate principal amount of (and capitalized interest on) all Indebtedness incurred or issued in connection with any Synthetic Lease that is secured, supported or serviced, directly or indirectly, by any payments made by any Company.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Assets” means the total assets of the Issuer and its Consolidated Subsidiaries on a Consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Issuer delivered to the holders pursuant to Section 7.1(a) or (b) as applicable.
“Transaction Documents” means this Agreement, the Notes, any applicable Request for Purchase, any applicable Confirmation of Acceptance, the Subsidiary Guaranty, and the other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Issuer, any Subsidiary or any of their respective Affiliates in connection with this Agreement.
“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA

PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.
“Welfare Plan” means an ERISA Plan that is a “welfare plan” within the meaning of ERISA Section 3(l).
“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Issuer and the Issuer’s other Wholly-Owned Subsidiaries at such time.

[FORM OF SERIES A NOTE]
THE DAVEY TREE EXPERT COMPANY
3.99% Senior Note, Series A, Due September 21, 2028

No. RA-[____]	[Date]
$[__________]	PPN 23852P A@4

FOR VALUE RECEIVED, the undersigned, THE DAVEY TREE EXPERT COMPANY (herein called the “Issuer”), a corporation organized and existing under the laws of the State of Ohio hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on September 21, 2028 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.99% per annum from the date hereof, payable semiannually, on the 21st day of March and September in each year, commencing with the March 21 or September 21 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.99% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York City, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. in New York City, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated September 21, 2018 (as from time to time amended, the “Note Purchase Agreement”), between the Issuer, PGIM, Inc., the Initial Purchasers named therein and each Prudential Affiliate which becomes a party thereto and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.

SCHEDULE 1.1
(to Note Purchase and Private Shelf Agreement)

Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.
The Issuer will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

THE DAVEY TREE EXPERT COMPANY

By:
Name:
Title:

S-1.1-2

[FORM OF SHELF NOTE]
THE DAVEY TREE EXPERT COMPANY
[_.__]% Senior Note, Series [__], Due [_______ __, ___]

No.
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:
PPN______________
For VALUE RECEIVED, the undersigned, THE DAVEY TREE EXPERT COMPANY (herein called the “Issuer”), a corporation organized and existing under the laws of the State of Ohio hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360‑day year of twelve 30 day months) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, from the date hereof, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the Default Rate. The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 2.00% over the Interest Rate specified above or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A., from time to time in New York City as its Prime Rate.
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. in New York City, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

SCHEDULE 1.2
(to Note Purchase and Private Shelf Agreement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated September 21, 2018 (as from time to time amended, the “Note Purchase Agreement”), between the Issuer, PGIM, Inc., the Initial Purchasers named therein and each Prudential Affiliate which becomes a party thereto named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.
The Issuer will make required prepayments of principal [on the dates and in the amounts specified above and] as specified in the Note Purchase Agreement. This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

THE DAVEY TREE EXPERT COMPANY

By:
Name:
Title:

S-1.2-2

[FORM OF REQUEST FOR PURCHASE]
THE DAVEY TREE EXPERT COMPANY
Reference is made to the Note Purchase and Private Shelf Agreement (the “Agreement”), dated as of September 21, 2018, between The Davey Tree Expert Company, an Ohio corporation (herein called the “Issuer”), PGIM, Inc., the Initial Purchasers and each Prudential Affiliate (as defined in the Agreement) which becomes a party thereto. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.
Pursuant to Section 2.2(c) of the Agreement, the Issuer hereby makes the following Request for Purchase:
1.    Aggregate principal amount of
the Notes covered hereby
(the “Notes”) ................... [$__________]1
2.    Interest Rate
Interest Payment Period: [quarterly or semiannually in arrears]
3.    Individual specifications of the Notes:

PRINCIPAL AMOUNT	FINAL MATURITY DATE	PRINCIPAL PREPAYMENT DATES AND AMOUNTS	INTEREST PAYMENT PERIOD
[quarterly] [semi‑annual]
4.    Use of proceeds of the Notes:
5.    Proposed day for the closing of the purchase and sale of the Notes:

1 Minimum principal amount of Notes is $10,000,000 and maximum principal amount shall not to exceed the Available Facility Amount.

SCHEDULE 2.2(c)
(to Note Purchase and Private Shelf Agreement)

6.    The purchase price of the Notes is to be transferred to:

NAME AND ADDRESS AND ABA ROUNTING NUMBER OF BANK	NUMBER OF ACCOUNT	NAME & TELEPHONE NO. OF BANK OFFICER
7.    The Issuer certifies that (a) the representations and warranties contained in Section 5 of the Agreement and each of the other Transaction Documents are true on and as of the date of this Request for Purchase and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.
8.    The following Schedules to the Agreement are updated: [None]

Dated: __________ ___, 20___	THE DAVEY TREE EXPERT COMPANY

By:
[Title]

2(c)-2

[FORM OF CONFIRMATION OF ACCEPTANCE]
THE DAVEY TREE EXPERT COMPANY
Reference is made to the Note Purchase and Private Shelf Agreement (the “Agreement”), dated as of September 21, 2018, between The Davey Tree Expert Company, an Ohio corporation (herein called the “Issuer”), PGIM, Inc., the Initial Purchasers and each Prudential Affiliate as defined in the Agreement which becomes a party thereto. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.
[The][Each] Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of the Agreement applicable to the Purchasers or holders of the Notes.
Pursuant to Section 2.2(e) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.	Accepted Notes: Aggregate principal amount of
the Notes covered hereby
(the “Notes”) ................... [$__________]

(A)	(a) Name of Purchaser:

(b)	Principal amount:

(c)	Final maturity date:

(d)	Interest rate:

(e)	Interest payment period: [_______] in arrears

(f)	Payment and notice instructions: As set forth on attached Purchaser Schedule

(B)	(a) Name of Purchaser:

(b)	Principal amount:

(c)	Final maturity date:

(d)	Interest rate:

(e)	Interest payment period: [_______] in arrears

(f)	Payment and notice instructions: As set forth on attached Purchaser Schedule
[(C), (D)..... same information as above.]

II.	Closing Day:

SCHEDULE 2.2(e)
(to Note Purchase and Private Shelf Agreement)

Date: _______________	THE DAVEY TREE EXPERT COMPANY

By:
Name:
Title:
Date:

Date: _______________	PGIM, INC.

By:
Vice President

[PRUDENTIAL AFFILIATE]

By:
Name:
Title:

[Attach Purchaser Schedules]

S-2.2(e)-2

FORM OF DISBURSEMENT DIRECTION LETTER
[ON COMPANY LETTERHEAD - PLACE ON ONE PAGE]
[Date]
[Names and Addresses of
Initial Purchasers]
Re:    3.99% Senior Notes, Series A, due September 21, 2028 (the “Notes”)
Ladies and Gentlemen:
Reference is made to that certain Note Purchase and Private Shelf Agreement (the “Note Agreement”), dated September 21, 2018, between The Davey Tree Expert Company, an Ohio corporation (the “Company”), PGIM, Inc., and you. Capitalized terms used herein shall have the meanings assigned to such terms in the Note Agreement.
You are hereby irrevocably authorized and directed to disburse the $50,000,000 purchase price of the Notes by wire transfer of immediately available funds to [bank name and address], ABA #______________, for credit to the account of ______________, account no. _____________.
Disbursement when so made shall constitute payment in full of the purchase price of the Notes and shall be without liability of any kind whatsoever to you.

Very truly yours,

THE DAVEY TREE EXPERT COMPANY

By:
Name:
Title:

SCHEDULE 3.1
(to Note Purchase and Private Shelf Agreement)

FORM OF OPINION OF SPECIAL COUNSEL
FOR THE ISSUER

[Intentionally Omitted]

SCHEDULE 4.4(a)
(to Note Purchase and Private Shelf Agreement)

FORM OF SUBSIDIARY GUARNTY

See attached.

SCHEDULE 4.13(a)
(to Note Purchase and Private Shelf Agreement)

GUARANTY AGREEMENT
This GUARANTY AGREEMENT (this “Guaranty”), dated as of September 21, 2018, is made by the guarantors named in the Guarantor Schedule attached hereto and each guarantor that may become a party to this Guaranty by executing a joinder hereto (herein referred to, individually, as a “Guarantor” and, collectively, as “Guarantors”), in favor of PGIM, Inc. (“Prudential”) and the holders of the Notes (as defined below) from time to time (the “Holders”). Prudential and such Holders are herein collectively called the “Beneficiaries” and individually a “Beneficiary.”
WITNESSETH:
WHEREAS, The Davey Tree Expert Company, an Ohio corporation (the “Company”), has entered into that certain Note Purchase and Private Shelf Agreement, dated as of September 21, 2018, between the Company, on the one hand, and Prudential, the Initial Purchasers named in the Purchaser Schedule attached thereto and each other Prudential Affiliate which becomes a party thereto, on the other hand (as amended, supplemented, restated or otherwise modified from time to time, the “Note Agreement”), pursuant to which the Company (A) has issued $50,000,000 in aggregate principal amount of its 3.99% Senior Notes, Series A due September 21, 2028 (the “Series A Notes”) and (B) may issue additional senior promissory notes from time to time (as amended, supplemented, restated or otherwise modified from time to time, the “Shelf Notes” and together with the Series A Notes, being collectively, the “Notes”); and
WHEREAS, each Guarantor is a Subsidiary of the Company; and
WHEREAS, the Guarantors will derive substantial value and benefit from the issuance of the Notes pursuant to the Note Agreement; and
WHEREAS, as a condition to (i) Prudential and the Initial Purchasers entering into the Note Agreement, (ii) the obligation of the Initial Purchasers to purchase the Series A Notes and (iii) the obligation of any Prudential Affiliate to purchase any Shelf Notes under the Note Agreement, each Purchaser and Prudential has required that the Guarantors execute and deliver this Guaranty for the benefit of the Beneficiaries.
NOW THEREFORE, for value received, to satisfy one of the conditions precedent to the effectiveness of the Note Agreement, to induce (i) Prudential and the Initial Purchasers to enter into the Note Agreement, (ii) the Initial Purchasers to purchase the Series A Notes and (iii) any Prudential Affiliate to purchase any Shelf Notes under the Note Agreement, for the reasons set forth above and set forth in the Note Agreement, for and in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors do hereby covenant and agree as follows:

S-4.13(a)-2

SECTION 1.    DEFINITIONS; RECITALS. Capitalized terms that are used in this Guaranty and not defined in this Guaranty shall have the meanings ascribed to them in the Note Agreement. Unless otherwise defined herein or in the Note Agreement, all terms defined in the Uniform Commercial Code as in effect in the State of New York (the “UCC”) which are used herein (whether or not capitalized herein or in the UCC) shall have the respective meanings given those terms in the UCC.
SECTION 2. THE GUARANTY.
Section 2.1. Guaranty of Payment and Performance of Obligations. Each Guarantor, jointly and severally with each other Guarantor, absolutely, unconditionally and irrevocably guarantees the full and prompt payment in Dollars when due (whether at maturity, a stated prepayment date or earlier by reason of acceleration or otherwise) and at all times thereafter, and the due and punctual performance, of all of the indebtedness, obligations and liabilities existing on the date hereof or arising from time to time hereafter, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Company to any Beneficiary under or in respect of the Note Agreement, the Notes, the other Transaction Documents or any other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company, any Guarantor or any other guarantor in connection with the Note Agreement, including, without limitation, the principal of and interest (including, without limitation, interest accruing before, during or after any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, and, if interest ceases to accrue by operation of law by reason of any such proceeding, interest which otherwise would have accrued in the absence of such proceeding, whether or not allowed as a claim in such proceeding) on the Notes and any Make Whole Amount with respect to any of the Notes (collectively, the “Guarantied Obligations”). Notwithstanding the foregoing, the aggregate amount of any Guarantor’s liability under this Guaranty shall not exceed the maximum amount that such Guarantor can guaranty without violating, or causing this Guaranty or such Guarantor’s obligations under this Guaranty to be void, voidable or otherwise unenforceable under, any fraudulent conveyance or fraudulent transfer law, including Section 548(a)(2) of the Bankruptcy Code. Each Guarantor hereby agrees to pay and to indemnify and save each Beneficiary harmless from and against any damage, loss, cost or expense (including reasonable attorneys’ fees and expenses) which such Beneficiary may incur or be subject to as a consequence, direct or indirect, of endeavoring to enforce this Guaranty or to collect all or any part of the Guarantied Obligations from, or in pursuing any action against, any other Guarantor or enforcing any rights of any Beneficiary in any security for the Guarantied Obligations or the liabilities of any Guarantor hereunder, and any taxes, fees or penalties which may be paid or payable in connection therewith. This is a continuing guaranty of payment and performance and not of collection. Notwithstanding any provision of this Guaranty, all covenants, obligations, waivers and agreements of the Guarantors under this Guaranty shall be joint and several.
Upon an Event of Default and while such Event of Default is continuing, any Beneficiary may, at its sole election and without notice, proceed directly and at once against any Guarantor to seek and enforce performance of, and to collect and recover, the Guarantied Obligations, or any portion thereof, without first proceeding against the Company, any other Guarantor, any other

S-4.13(a)-3

guarantor of the Guarantied Obligations or any other Person or any security for the Guarantied Obligations or for the liability of any such other Person or the Guarantors hereunder. Each Beneficiary shall have the exclusive right to determine the application of payments and credits, if any, from any Guarantor, the Company or from any other Person on account of the Guarantied Obligations or otherwise. This Guaranty and all covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until such a time as all of the Guarantied Obligations shall be indefeasibly paid in full in cash and the Note Agreement shall have been terminated.
Section 2.2. Obligations Unconditional. The obligations of each Guarantor under this Guaranty shall be continuing, absolute and unconditional, irrespective of (i) the invalidity or unenforceability of the Note Agreement, the Notes, the other Transaction Documents or any other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company, any other Guarantor or any other Person in connection with the Note Agreement or any other Transaction Document or any provision thereof; (ii) the absence of any attempt by any Beneficiary to collect the Guarantied Obligations or any portion thereof from the Company, any other Guarantor, any other guarantor of all or any portion of the Guarantied Obligations or any other Person or other action to enforce the same; (iii) any action taken by any Beneficiary whether or not authorized by this Guaranty; (iv) any failure by any Beneficiary to acquire, perfect or maintain any security interest or lien in, or take any steps to preserve its rights to, any security for the Guarantied Obligations or any portion thereof or for the liability of such Guarantor hereunder or the liability of the Company, any other Guarantor or any other Person or any or all of the Guarantied Obligations; (v) any defense arising by reason of any disability or other defense (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise avoided and/or required to be repaid to any Guarantor, as the case may be, or the estate of any such party, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, in which case there shall be no defense of payment with respect to such payment) of any other Person liable on the Guarantied Obligations or any portion thereof; (vi) any Beneficiary’s election, in any proceeding instituted under Chapter 11 of Title 11 of the Federal Bankruptcy Code (11 U.S.C. §101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code; (vii) any borrowing or grant of a security interest to any Beneficiary by the Company as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (viii) the disallowance or avoidance of all or any portion of any Beneficiary’s claim(s) for repayment of the Guarantied Obligations under the Bankruptcy Code or any similar state law or the avoidance, invalidity or unenforceability of any Lien securing the Guarantied Obligations or the liability of any Guarantor hereunder or under any of the other Transaction Documents or of any other guarantor of all or any part of the Guarantied Obligations; (ix) any amendment to, waiver or modification of, or consent, extension, indulgence or other action or inaction under or in respect of the Note Agreement, the Notes, the other Transaction Documents or any other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any Guarantor or any other guarantor of all or any part of the Guarantied Obligations in connection with the Note Agreement (including, without limitation, the issuance of Shelf Notes from time to time under the Note Agreement and any increase in the interest rate on the Notes); (x) any change in any provision of any applicable law or regulation; (xi) any order, judgment, writ, award or decree of any

S-4.13(a)-4

Governmental Authority, domestic or foreign, binding on or affecting any Guarantor, the Company or any other guarantor of all or any part of the Guarantied Obligations or any of their assets; (xii) the certificate of incorporation or formation or other formation document, the bylaws, operating agreement or other similar document of any Guarantor, the Company or any other guarantor; (xiii) any mortgage, indenture, lease, contract, or other agreement (including without limitation any agreement with members or stockholders or other equity interest holders of such Guarantor, as applicable), instrument or undertaking to which any Guarantor or the Company is a party or which purports to be binding on or affect any such Person or any of its assets; (xiv) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Company, any Guarantor or any other guarantor of all or any portion of any Guarantied Obligations or any such Person’s property and any failure by any Beneficiary to file or enforce a claim against the Company, any Guarantor or any such other Person in any such proceeding; (xv) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; or (xvi) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
Section 2.3. Obligations Unimpaired. Each Beneficiary is authorized, without demand or notice, which demand and notice are hereby waived, and without discharging or otherwise affecting the obligations of any Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guarantied Obligations or any portion thereof, or otherwise modify, amend or change the terms of the Note Agreement, the Notes, any other Transaction Documents or any other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company, any Guarantor or any other guarantor of all or any of the Guarantied Obligations in connection with the Note Agreement, so long as any amendment to the Note Agreement, the Notes, or any other Transaction Documents is made in accordance with terms thereof; (ii) accept partial payments on the Guarantied Obligations; (iii) take and hold security for the Guarantied Obligations or any portion thereof or any other liabilities of the Company, the obligations of any Guarantor under this Guaranty and the obligations under any other guaranties and sureties of all or any of the Guarantied Obligations, and exchange, enforce, waive, release, sell, transfer, assign, abandon, fail to perfect, subordinate or otherwise deal with any such security; (iv) apply such security and direct the order or manner of sale thereof as any Beneficiary may determine in its sole discretion; (v) settle, release, compromise, collect or otherwise liquidate the Guarantied Obligations or any portion thereof and any security therefor or guaranty thereof in any manner; (vi) extend additional loans, credit and financial accommodations to the Company or any other Guarantor and otherwise create additional Guarantied Obligations, including without limitation, by the purchase of Shelf Notes from time to time under the Note Agreement; (vii) waive strict compliance with the terms of the Note Agreement, the Notes, any other Transaction Document or any other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company, any Guarantor or any other guarantor of all or any of the Guarantied Obligations in connection with the Note Agreement and otherwise forbear from asserting any Beneficiary’s rights and remedies thereunder; (viii) take and hold additional guaranties or sureties and enforce or forbear from enforcing any guaranty or surety of any other guarantor or surety of the Guarantied Obligations, any portion thereof or release or otherwise take any action (or omit to take any action) with respect to any such guarantor or surety; (ix) assign this

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Guaranty in part or in whole in connection with any assignment of the Guarantied Obligations or any portion thereof; (x) exercise or refrain from exercising any rights against the Company or any Guarantor or any other guarantor; and (xi) apply any sums, by whomsoever paid or howeverrealized, to the payment of the Guarantied Obligations as any Beneficiary in its sole discretion may determine.
Section 2.4. Waivers of Guarantors. Each Guarantor waives for the benefit of the Beneficiaries:
(i)any right to require any Beneficiary, as a condition of payment or performance by such Guarantor or otherwise to (a) proceed against the Company, any other Guarantor, any other guarantor of the Guarantied Obligations or any other Person, (b) proceed against or exhaust any security given to or held by any Beneficiary in connection with the Guarantied Obligations or any other guaranty, or (c) pursue any other remedy available to any Beneficiary whatsoever;
(ii)any defense arising by reason of (a) the incapacity, lack of authority or any disability or other defense of the Company, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto, (b) the cessation of the liability of the Company from any cause (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise avoided and/or required to be repaid to the Company or any Guarantor, as the case may be, or the estate of any such party, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, in which case there shall be no defense of payment with respect to such payment) or (c) any act or omission of any Beneficiary or any other Person which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of the Company or any security given to or held by any Beneficiary in connection with the Guarantied Obligations or any other guaranty;
(iii)any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
(iv)any defense based upon any Beneficiary’s errors or omissions in the administration of the Guarantied Obligations;
(v)(a) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor’s obligations hereunder, (b) the benefit of any statute of limitations affecting the Guarantied Obligations or such Guarantor’s liability hereunder or the enforcement hereof, (c) any rights to set-offs, recoupments and counterclaims, and (d) promptness, diligence and any requirement that any Beneficiary protect, maintain, secure, perfect or insure any Lien or any property subject thereto;
(vi)notices (a) of nonperformance or dishonor, (b) of acceptance of this Guaranty by any Beneficiary or by such Guarantor or any other guarantor, (c) of default in respect of the Guarantied Obligations or any other guaranty, (d) of the existence, creation or incurrence of new

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or additional indebtedness, arising either from additional loans extended to the Company or otherwise, including without limitation, as a result of the issuance of any ShelfNotes, (e) that the principal amount, or any portion thereof, and/or any interest on any document or instrument evidencing all or any part of the Guarantied Obligations is due, (f) of any and all proceedings to collect from the Company, any Guarantor or any other guarantor of all or any part of the Guarantied Obligations, or from anyone else, (g) of exchange, sale, surrender or other handling of any security or collateral given to any Beneficiary to secure payment of the Guarantied Obligations or any guaranty therefor, (h) of renewal, extension or modification of any of the Guarantied Obligations, (i) of assignment, sale or other transfer of any Note to a Transferee, and (j) of any of the matters referred to in Section 2.2 and any right to consent to any thereofE;
(vii)presentment, demand for payment or performance and protest and notice of protest with respect to the Guarantied Obligations or any guaranty with respect thereto; and
(viii)any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.
Each Guarantor agrees that no Beneficiary shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guarantied Obligations.
No Guarantor will exercise any rights that it may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement or indemnity or or any rights or recourse to any security for the Guarantied Obligations or this Guaranty unless at the time of such Guarantor’s exercise of any such right there shall have been performed and indefeasibly paid in full in cash all of the Guarantied Obligations and the Note Agreement has been terminated.
Section 2.5. Revival. Each Guarantor agrees that, if any payment made by the Company or any other Person is applied to the Guarantied Obligations and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any security are required to be returned by any Beneficiary to the Company, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any bankruptcy law, state, provincial or federal law, common law or equitable cause, then, to the extent of such payment or repayment, such Guarantor’s liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto this Guaranty shall have been canceled or surrendered (and if any lien, security interest or other collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such lien, security interest or other collateral) shall be reinstated and returned in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).

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Section 2.6. Obligation to Keep Informed. Each Guarantor shall be responsible for keeping itself informed of the financial condition of the Company and any other Persons primarily or secondarily liable on the Guarantied Obligations or any portion thereof, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations or any portion thereof, and each Guarantor agrees that no Beneficiary shall have a duty to advise such Guarantor of information known to such Beneficiary regarding such condition or any such circumstance. If any Beneficiary, in its discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, no Beneficiary shall be under any obligation (i) to undertake any investigation, whether or not a part of its regular business routine, (ii) to disclose any information which such Beneficiary wishes to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to any Guarantor.
Section 2.7. Bankruptcy. If any Event of Default specified in clauses (g), (h), or (i) of Section 11 of the Note Agreement shall occur and be continuing, then each Guarantor agrees to immediately pay to the Beneficiaries the full amount of the Guarantied Obligations without notice or demand of any kind.
SECTION 3. REPRESENTATIONS AND WARRANTIES.
Each Guarantor represents, covenants and warrants as follows:
Section 3.1. Organization. Such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign corporation, limited liability company or partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Guarantor has the corporate or other organizational power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof.
Section 3.2. Power and Authority. This Guaranty has been duly authorized by all necessary corporate or other organizational action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 3.3. Conflicting Agreements and Other Matters. The execution, delivery and performance by such Guarantor of this Guaranty will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, by-laws, regulations, shareholders agreement or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound

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or affected (b) violate or result in a breach of any of theterms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.
Section 3.4. ERISA. The execution and delivery of this Guaranty will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.
Section 3.5. Governmental Consent. Other than a filing of a Form 8-K with the SEC disclosing the Issuer’s entry into the Note Agreement and the transactions contemplated thereby, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.
Section 3.6. Regulatory Status. Neither such Guarantor nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.
Section 3.7. Actions by the Guarantor and its Subsidiaries. Each Guarantor covenants that it will not take any action that would directly or indirectly result in an Event of Default or Default.
Section 3.8. Solvency. On the date of each Closing, after giving effect to the consummation of the transactions contemplated by the Note Agreement and this Agreement, such Guarantor and each of its Subsidiaries will be Solvent.
SECTION 4. MISCELLANEOUS.
Section 4.1. Successors, Assigns and Participants. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Beneficiary and their respective successors, transferees and assigns; all references herein to a Guarantor shall be deemed to include its successors and assigns, and all references herein to any Beneficiary shall be deemed to include their respective successors and assigns. This Guaranty shall be enforceable by each Beneficiary and any of such Beneficiary’s successors, assigns and participants, and any such successors, assigns and participants shall have the same rights and benefits with respect to each Guarantor under this Guaranty as such Beneficiary hereunder.
Section 4.2. Consent to Amendments. This Guaranty may be amended only with the consent of the Guarantors and the Required Holder(s), and each Guarantor may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if such Guarantor shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes, except that, without the written consent of all of the Holders, (i) no amendment to or waiver of the provisions of this Guaranty shall change or affect the provisions of this Section 4.2 insofar as such provisions relate to proportions of the principal amount of the Notes, or the rights of any individual Holder, required with respect to any consent, (ii) no Guarantor shall

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be released from this Guaranty without the written consent of the Holders, and (iii) no amendment, consent or waiver with respect to Section 2.2 or the definition of “Guarantied Obligations” (except to add additional obligations of the Company) shall be effective. Each Holder at the time or thereafter outstanding shall be bound by any consent authorized by this Section 4.2, whether or not the Notes or other instrument held by any holder thereof shall have been marked to indicate such consent. No course of dealing between any Guarantor and any Beneficiary, nor any delay in exercising any rights hereunder or under any Note other Transaction Document shall operate as a waiver of any rights of any Beneficiary. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented. Notwithstanding the foregoing, this Guaranty may be amended by the addition of additional Guarantors pursuant to a Guaranty Joinder in the form of Exhibit A hereto without any consent by any Guarantor or any Beneficiary.
Section 4.3. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of each Guarantor in connection herewith shall survive the execution and delivery of this Guaranty, the transfer by any Holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of Prudential, any Holder or any Transferee. Subject to the immediately preceding sentence, this Guaranty and the other Transaction Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.
Section 4.4. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) or by hand delivery or confirmed email and addressed:
(i)in the case of any Guarantor, to:
Christopher J. Bast
Vice President & Treasurer
The Davey Tree Expert Company
1500 North Mantua Street, P.O. Box 5193
Kent, Ohio 44240
Email: Chris.Bast@davey.com
(ii)in the case of any Beneficiary, to the address specified for notices to such Beneficiary under the Note Agreement;
or, in either case, at such other address as shall be designated by such Person in a written notice to the other parties hereto.
Section 4.5. Descriptive Headings; Advice of Counsel; Interpretation. The descriptive headings of the several sections of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty. Each Guarantor represents to the Beneficiaries that such Guarantor has been represented by counsel in connection with this Guaranty, that such

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Guarantor has discussed this Guaranty with its counsel and that any and all issues with respect to this Guaranty have been resolved as set forth herein. No provision of this Guaranty shall be construed against or interpreted to the disadvantage of any Beneficiary by any court or other governmental or judicial authority by reason of such Beneficiary having or being deemed to have structured, drafted or dictated such provision.
Section 4.6. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Guaranty required to be satisfactory to any Beneficiary or the Required Holder(s) of the Notes, the determination of such satisfaction shall be made by such Beneficiary or such Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.
Section 4.7. Governing Law. THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
Section 4.8. Counterparts; Facsimile Signatures. This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same agreement. It shall not be necessary in making proof of this Guaranty to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty.
Section 4.9. Counsel’s Opinion. Each Guarantor requests the counsel referred to in Section 4.4 of the Note Agreement to deliver the opinion referred to in such Section.
Section 4.10. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. EACH GUARANTOR IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, THE NOTE AGREEMENT, THE NOTES OR THE OTHER TRANSACTION DOCUMENTS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH GUARANTOR CONSENTS TO PROCESS BEING SERVED BY OR ON BEHALF OF ANY BENEFICIARY IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN THIS SECTION 4.10 BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN

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RECEIPT REQUESTED, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 4.4 OR AT SUCH OTHER ADDRESS OF WHICH SUCH BENEFICIARY SHALL THEN HAVE BEEN NOTIFIED PURSUANT TO SAID SECTION. EACH GUARANTOR AGREES THAT SUCH SERVICE UPON RECEIPT (A) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (B) SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTICES HEREUNDER SHALL BE CONCLUSIVELY PRESUMED RECEIVED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY REPUTABLE COMMERCIAL DELIVERY SERVICE. NOTHING IN THIS SECTION 4.10 SHALL AFFECT THE RIGHT OF ANY BENEFICIARY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW, OR LIMIT ANY RIGHT THAT ANY BENEFICIARY MAY HAVE TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY APPROPRIATE JURISDICTION OR TO ENFORCE IN ANY LAWFUL MANNER A JUDGMENT OBTAINED IN ONE JURISDICTION IN ANY OTHER JURISDICTION. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY, THE NOTE AGREEMENT, THE NOTES OR ANY OTHER TRANSACTION DOCUMENT.
Section 4.11. Independence of Covenants. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Section 4.12. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 4.13. Contribution with Respect to Guaranty Obligations. At all times when there is more than one Guarantor party hereto, each Guarantor party hereto agrees as follows:
(i)    To the extent any Guarantor shall make a payment of all or any of the Guarantied Obligations (a “Guarantor Payment”) that exceeds the amount that such Guarantor would otherwise have paid, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, if each Guarantor had paid the aggregate Guarantied Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s Allocable Amount (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all Guarantors (as determined immediately prior to such Guarantor Payment), then, after the Guarantied Obligations shall be indefeasibly paid in full in cash and neither any Holder nor any

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Prudential Affiliate shall have any commitment under the Note Agreement, such Guarantor shall be entitled to receive contribution and indemnification payments from and be reimbursed by each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(ii)    As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim that could then be recovered from such Guarantor under this Section 4.13 without rendering such claim void, voidable or otherwise unenforceable under, any fraudulent conveyance or fraudulent transfer law, including Section 548 of the Bankruptcy Code.
(iii)    This Section 4.13 is intended only to define the relative rights of Guarantors, and nothing in this Section 4.13 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with this Guaranty.
(iv)    The rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.
(v)    The rights of the indemnifying Guarantors against other Guarantors under this Section 4.13 shall be exercisable once the Guarantied Obligations shall be indefeasibly paid in full in cash and neither any Holder nor any Prudential Affiliate shall have any commitment under the Note Agreement.
Section 4.14. Binding Guaranty. When this Guaranty is executed and delivered by a Guarantor (including pursuant to a Guaranty Joinder), it shall become a binding agreement by such Guarantor in favor of the Holders. Subject to Section 2.5 hereof, this Guaranty shall terminate upon the indefeasible payment in full in cash and performance in full of all of the Guarantied Obligations and the termination of the Note Agreement.
[signature pages follow]

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be duly executed as of the date first above written.

DAVEY TREE SURGERY COMPANY

By:
	Name:	Christopher J. Bast
	Title:	Vice President & Treasurer

WOLF TREE, INC.

By:
	Name:	Christopher J. Bast
	Title:	Vice President & Treasurer

THE CARE OF TREES, INC.

By:
	Name:	Christopher J. Bast
	Title:	Vice President & Treasurer

DAVEY RESOURCE GROUP, INC.

By:
	Name:	Christopher J. Bast
	Title:	Vice President & Treasurer

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GUARANTOR SCHEDULE

Davey Tree Surgery Company, an Ohio corporation
Wolf Tree, Inc., a Tennessee corporation
The Care of Trees, Inc., an Illinois corporation
Davey Resources Group, Inc., an Ohio corporation

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EXHIBIT A
[FORM OF JOINDER AGREEMENT TO GUARANTY AGREEMENT]
JOINDER AGREEMENT NO. ____ TO GUARANTY AGREEMENT
RE: THE DAVEY TREE EXPERT COMPANY
This Joinder Agreement is made as of_______________, in favor of the Beneficiaries (as such term is defined in the Guaranty, as hereinafter defined).
A.Reference is made to the Guaranty Agreement made as of September 21, 2018 (as such guarantee may be supplemented, amended, restated or consolidated from time to time, the “Guaranty”) by certain Persons in favor of the Beneficiaries, under which such Persons have guaranteed to the Beneficiaries the due payment and performance by The Davey Tree Expert Company, an Ohio corporation (the “Company”), of the Guarantied Obligations (as defined in the Guaranty).
B.Capitalized terms used but not otherwise defined in this Joinder Agreement have the respective meanings given to such terms in the Guaranty, including the definitions of terms incorporated in the Guaranty by reference to other agreements.
C.Section 4.2 of the Guaranty provides that additional Persons may from time to time after the date of the Guaranty become Guarantors under the Guaranty by executing and delivering to the Beneficiaries a supplemental agreement to the Guaranty in the form of this Joinder Agreement.
For valuable consideration, each of the undersigned (each a “New Guarantor”) severally (and not jointly, or jointly and severally) agrees as follows:
1.Each of the New Guarantors has received a copy of, and has reviewed, the Guaranty and the Transaction Documents in existence on the date of this Joinder Agreement and is executing and delivering this Joinder Agreement to the Beneficiaries pursuant to Section 4.2 of the Guaranty.
2.Effective from and after the date this Joinder Agreement is executed and delivered to the Beneficiaries by any one of the New Guarantors (and irrespective of whether this Joinder Agreement has been executed and delivered by any other Person), such New Guarantor is, and shall be deemed for all purposes to be, a Guarantor under the Guaranty with the same force and effect, and subject to the same agreements, representations, guarantees, indemnities, liabilities and obligations, as if such New Guarantor was, effective as of the date of this Joinder Agreement, an original signatory to the Guaranty as a Guarantor. In furtherance of the foregoing, each of the New Guarantors jointly and severally guarantees to the Beneficiaries in accordance with the provisions of the Guaranty the due and punctual payment and performance in full of each of the Guarantied Obligations as each such Guarantied Obligation becomes due from time to time (whether because of maturity, default, demand, acceleration or otherwise) and understands, agrees and confirms that the Beneficiaries may enforce the Guaranty and this Joinder Agreement against such New Guarantor for the benefit of the Beneficiaries up to the full amount of the Guarantied Obligations without

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proceeding against any other Guarantor, the Company, any other Person, or any collateral securing the Guarantied Obligations. The terms and provisions of the Guaranty are incorporated by reference in this Joinder Agreement.
3.Upon this Joinder Agreement bearing the signature of any Person claiming to have authority to bind any New Guarantor coming into the hands of any Beneficiary, and irrespective of whether this Joinder Agreement or the Guaranty has been executed by any other Person, this Joinder Agreement will be deemed to be finally and irrevocably executed and delivered by, and be effective and binding on, and enforceable against, such New Guarantor free from any promise or condition affecting or limiting the liabilities of such New Guarantor and such New Guarantor shall be, and shall be deemed for all purposes to be, a Guarantor under the Guaranty. No statement, representation, agreement or promise by any officer, employee or agent of any Beneficiary forms any part of this Joinder Agreement or the Guaranty or has induced the making of this Joinder Agreement or the Guaranty by any of the New Guarantors or in any way affects any of the obligations or liabilities of any of the New Guarantors in respect of the Guarantied Obligations.
4.This Joinder Agreement may be executed in counterparts. Each executed counterpart shall be deemed to be an original and all counterparts taken together shall constitute one and the same Joinder Agreement. Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.
5.This Joinder Agreement is a contract made under, and will for all purposes be governed by and interpreted and enforced according to, the internal laws of the State of New York excluding any conflict of laws rule or principle which might refer these matters to the laws of another jurisdiction.
6.This Joinder Agreement and the Guaranty shall be binding upon each of the New Guarantors and the successors of each of the New Guarantors. None of the New Guarantors may assign any of its obligations or liabilities in respect of the Guarantied Obligations.

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IN WITNESS OF WHICH this Joinder Agreement has been duly executed and delivered by each of the New Guarantors as of the date indicated on the first page of this Joinder Agreement.

[NEW GUARANTOR]

By:
Name:
Title:

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FORM OF CONFIRMATION OF GUARANTY
See attached.

Schedule 4.13(b)
(to Note Purchase and Private Shelf Agreement)

CONFIRMATION OF GUARANTY AGREEMENT
THIS CONFIRMATION OF GUARANTY AGREEMENT (this “Confirmation”) is entered into on a joint and several basis by each of the undersigned (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”) in favor of the holders of the Notes (as defined below) from time to time (the “Holders”).
WHEREAS, The Davey Tree Expert Company, an Ohio corporation (the “Issuer”), is party to the Note Purchase and Private Shelf Agreement, dated as of September 21, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Note Agreement), among the Issuer, PGIM, Inc. (“Prudential”), the Initial Purchasers listed in the Purchaser Schedule attached thereto and each other Prudential Affiliate which becomes a party thereto, pursuant to which the Issuer (i) has previously issued its 3.99% Senior Notes, Series A, due September 21, 2028 in the aggregate principal amount of $50,000,000 (as the same from time to time may be amended, restated, supplemented or otherwise modified, the “Series A Notes”), and (ii) may issue to certain Prudential Affiliates, from time to time, additional Shelf Notes (as the same from time to time may be amended, restated, supplemented or otherwise modified, the “Shelf Notes”, collectively with the Series A Notes, the “Notes”); and
WHEREAS, the Guarantors have guarantied the obligations of the Issuer under the Note Agreement and the Notes pursuant to the Guaranty Agreement, dated as of September 21, 2018, made by certain of the undersigned, and joined by certain of the undersigned pursuant to certain Joinder Agreements, in favor of Prudential and each Holder (as amended, supplemented or otherwise modified, the “Guaranty”); and
WHEREAS, pursuant to that certain Request for Purchase dated as of [____________] and that certain Confirmation of Acceptance dated as of [____________], the Issuer will issue and certain Prudential Affiliates (the “Series [__] Purchasers”) will purchase the Issuer’s [__.__]% Series [__] Notes Due [____ __, ____] (the “Series [__]Notes”); and
WHEREAS, each Guarantor will benefit from the proceeds of the issuance of the Series [__] Notes; and
WHEREAS, the Holders have required as a condition to the effectiveness of the Series [__] Purchasers’ obligation to purchase the Series [__] Notes that each of the Guarantors execute and deliver this Confirmation and reaffirm that the Guaranty secures and guarantees the liabilities and obligations of the Issuer under the Series [__] Notes.
NOW, THEREFORE, in order to induce, and in consideration of, the purchase of the Series [    ] Notes by the Series [__] Purchasers, each Guarantor hereby, jointly and severally, covenants and agrees with, and represents and warrants to, each of the Series [__] Purchasers and each Holder from time to time of the Notes as follows:
1.    Confirmation. Each Guarantor, hereby ratifies and reaffirms all of its payment and

S-4.13(b)-2

performance obligations, contingent or otherwise, under the Guaranty, and confirms and agrees that each reference in the Guaranty to the Guarantied Obligations (as defined in the Guaranty) is construed to hereafter include the Series [__] Notes. Each Guarantor acknowledges that the Guaranty remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor hereby acknowledges and confirms that it intends that the Guaranty will continue to secure, to the fullest extent provided thereby, the payment and performance of all Guarantied Obligations, including, without limitation, the payment and performance of the Series [__] Notes. Each Guarantor confirms and agrees that, with respect to the Guaranty, each and every covenant, condition, obligation, representation (except those representations which relate only to a specific date, which are confirmed as of such date only), warranty and provision set forth therein is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.
2.    Successors and Assigns. All covenants and other agreements contained in this Confirmation by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.
3.    No Waiver. The execution of this Confirmation shall not operate as a novation, waiver of any right, power or remedy of Prudential or any Holder, nor constitute a waiver of any provision of the Note Agreement or any Note.
4.    Governing Law. This Confirmation shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
5.    Severability.    Any provision of this Confirmation that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
6.    Counterparts; Facsimile Signatures. This Confirmation may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Confirmation by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Confirmation.
7.    Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.
8.    Authorization. Each Guarantor is duly authorized to execute and deliver this Confirmation, and, is and will continue to be duly authorized to perform its obligations under the Guaranty.

S-4.13(b)-3

9.    No Defenses. Each Guarantor hereby represents and warrants to, and covenants that, as of the date hereof, (a) such Guarantor has no defenses, offsets or counterclaims of any kind or nature whatsoever against Prudential or any Holder with respect to the Guarantied Obligations, or any action previously taken or not taken by Prudential or any Holder with respect thereto, and (b) that Prudential and each Holder has fully performed all obligations to such Guarantor which it may have had or has on and as of the date hereof.

[signature page follows]

S-4.13(b)-4

IN WITNESS WHEREOF, this Confirmation of Guaranty Agreement has been duly executed and delivered as of the date first above written.

DAVEY TREE SURGERY COMPANY
WOLF TREE, INC.
THE CARE OF TREES, INC.
DAVEY RESOURCE GROUP, INC.
[INSERT ANY OTHER GUARANTORS]

S-4.13(b)-5

SCHEDULE 5.3

DISCLOSURE MATERIALS

None.

SCHEDULE 5.3
(to Note Purchase and Private Shelf Agreement)

SCHEDULE 5.4

SUBSIDIARIES OF THE ISSUER AND
OWNERSHIP OF SUBSIDIARY STOCK

(i)    Subsidiaries:

Name	Jurisdiction	% of Shares/Ownership Interests	Subsidiary Guarantor (Yes/No)

Conservation Land Stewardship, LLC	Illinois	100%	No

Davey Resource Group, Inc.	Ohio	100%	Yes

Davey Tree Surgery Company	Ohio	100%	Yes

DRG Engineering MI, Inc.	Michigan	100%	No

DTE Company	Ohio	100%	No

NV Reston, LLC	Virginia	100%	No

Northern Virginia Stream Restoration, L.C.	Virginia	100%	No

Standing Rock Insurance Company	Vermont	100%	No

The Care of Trees, Inc.	Illinois	100%	Yes

The Davey Tree Expert Co. of Canada, Ltd.	Canada	100%	No

Wetland Studies and Solutions, Inc.	Virginia	100%	No

Wolf Tree, Inc.	Tennessee	100%	Yes

(ii)    Affiliates:

None

SCHEDULE 5.4
(to Note Purchase and Private Shelf Agreement)

(iii)    Issuer's Directors and Senior Officers:

Directors

Donald C. Brown
Patrick M. Covey
William J. Ginn
Douglas K. Hall
Sandra W. Harbrecht
Catherine M. Kilbane
John E. Warfel
Karl J. Warnke

Senior Officers

Patrick M. Covey, President and Chief Executive Officer
Joseph R. Paul, Executive Vice President, Chief Financial Officer and Secretary
James F. Stief, Executive Vice President, U.S. Residential Operations
Brent R. Repenning, Executive Vice President, U.S. Utility and Davey Resource Group
Dan A. Joy, Executive Vice President and General Manager, Commercial Landscape Services and Operations Support Services
James E. Doyle, Executive Vice President and General Manager, Davey Tree Expert Co. of Canada, Limited
Gregory M. Ina, Executive Vice President, The Davey Institute and Employee Development
Mark J. Vaughn, Vice President and General Manager, U.S. Northern Utility Operations
Erika J. Schoenberger, General Counsel and Assistant Secretary
Christopher J. Bast, Vice President and Treasurer
Thea R. Sears, Vice President and Controller

S5.4-2

SCHEDULE 5.15
EXISTING INDEBTEDNESS OF THE ISSUER AND ITS SUBSIDIARIES
(AS OF AUGUST 25, 2018)

OBLIGOR(S)	CREDITOR	CUSIP OR ISIN (IF APPLICABLE)	DESCRIPTION OF INDEBTEDNESS	INTEREST RATE(S)	COLLATERAL	FINAL MATURITY	OUTSTANDING PRINCIPAL AMOUNT
Revolving Credit Facility:
The Davey Tree Expert Company (Borrower)	KeyBank National Association	Deal CUSIP Number 23852QAC7	Revolving Credit Facility	3.25%	Unsecured	October 2, 2022	$130,000,000 (LIBOR borrowings)

Davey Tree Surgery Company (Guarantor)	Wells Fargo Bank, N.A	Revolver CUSIP Number: 23852QAD		3.0625%			$18,000,000 (swingline borrowings)

Wolf Tree, Inc. (Guarantor)							$148,000,000 (total borrowings)

The Care of Trees, Inc. (Guarantor)	PNC Bank, National Association						$2,913,000 (issued letters of credit)

Davey Resource Group, Inc. (Guarantor)	JPMorgan Chase Bank, N.A.						$150,913,000 (total commitments)

Term Loans:
The Davey Tree Expert Company (Borrower) & DRG, Inc.	Various	N/A	Term Loans	Various	Unsecured	Various	$2,941,258 (Acquisition loans and contingent consideration)

The Davey Tree Expert Company	Arborguard, Inc.		Term Loans	4%	Unsecured	March 24, 2020	$1,200,000

DTE-WSSI, LLC	National Life Insurance Company		Mortgage	6.00%	Real Estate - 5300 Wellington	February 10, 2021	$4,670,346

							$8,811,604

SCHEDULE 5.15
(to Note Purchase and Private Shelf Agreement)

OBLIGOR(S)	CREDITOR	CUSIP OR ISIN (IF APPLICABLE)	DESCRIPTION OF INDEBTEDNESS	INTEREST RATE(S)	COLLATERAL	FINAL MATURITY	OUTSTANDING PRINCIPAL AMOUNT
Senior Unsecured Notes:
The Davey Tree Expert Company (Borrower)	Initial Purchasers: Modern Woodmen of America	23852P A*6 (Private Placement Number)	Senior Unsecured Notes	5.09%	Unsecured	July 22, 2020	$12,000,000

Davey Tree Surgery Company (Guarantor)

Wolf Tree, Inc. (Guarantor)	United of Omaha Life Insurance Company

The Care of Trees, Inc. (Guarantor)

Accounts Receivable Securitization Facility:
Davey Receivables LLC (Borrower)	PNC Bank, National Association	N/A	Accounts Receivable Securitization Facility	.90%	Current and future trade receivables	May 6, 2019	$58,150,000 (issued for letters of credit)

Capital Leases:
The Davey Tree Expert Company	Various	N/A	Capital Leases	Various		Various	$1,025,984

Wetland Studies and Solutions, Inc.

The Davey Tree Expert Company	Citi Bank, N.A.		Capital Lease	1.9375%		March 1, 2021	$1,465,442

DRG, Inc.	Altec Industries, Inc.		Capital Leases	3.0625%		Various	$1,312,756

							$3804,182
							(Total Capital Leases)

S5.15-2

INFORMATION RELATING TO PURCHASERS
The Davey Tree Expert Company
3.99% Series A Senior Notes due 21 September 2028

[Intentionally Omitted]

Purchaser Schedule

INFORMATION SCHEDULE
Authorized Officers for Prudential and Prudential Affiliates

[Intentionally Omitted]

INFORMATION SCHEDULE
(to Note Purchase and Private Shelf Agreement)